Exhibit 10.26

BRIDGE LOAN AGREEMENT

DATED AS OF DECEMBER 29, 2010

among

RAMCO-GERSHENSON PROPERTIES, L.P.,

as Borrower,

RAMCO-GERSHENSON PROPERTIES TRUST,
RAMCO LIBERTY SQUARE LLC,
AND RAMCO FOX RIVER LLC

as Guarantors,

KEYBANK NATIONAL ASSOCIATION,

as a Bank,

THE OTHER BANKS WHICH MAY BECOME PARTIES TO THIS AGREEMENT,

KEYBANK NATIONAL ASSOCIATION,

as Agent,

and

KEYBANC CAPITAL MARKETS,

as Sole Lead Manager and Arranger

Page

§1.	DEFINITIONS AND RULES OF INTERPRETATION		1

	§1.1	Definitions	1
	§1.2	Rules of Interpretation	13

§2.	THE CREDIT FACILITY		14

	§2.1	[Intentionally Omitted.]	14
	§2.2	Commitment to Lend	14
	§2.3	Notes	14
	§2.4	Interest on Loans	15
	§2.5	Funds for Loans	15
	§2.6	Requests for Loans	16

§3.	REPAYMENT OF THE LOANS		17

	§3.1	Stated Maturity	17
	§3.2	Mandatory Prepayments	17
	§3.3	Optional Prepayments	17
	§3.4	Partial Prepayments	17
	§3.5	Effect of Prepayments	17

§4.	CERTAIN GENERAL PROVISIONS		17

	§4.1	Conversion Options	17
	§4.2	Commitment Fee	18
	§4.3	[Intentionally Omitted.]	18
	§4.4	Funds for Payments	18
	§4.5	Computations	19
	§4.6	Suspension of LIBOR Rate Loans	19
	§4.7	Illegality	20
	§4.8	Additional Interest	20
	§4.9	Additional Costs, Etc	20
	§4.10	Capital Adequacy	21
	§4.11	Indemnity of Borrower	22
	§4.12	Interest on Overdue Amounts; Late Charge	22
	§4.13	Certificate	22
	§4.14	Limitation on Interest	22

§5.	COLLATERAL SECURITY; GUARANTY		23

	§5.1	Collateral	23
	§5.2	[Intentionally Omitted.]	23
	§5.3	[Intentionally Omitted.]	23
	§5.4	Release of Collateral	23
	§5.5	Mortgages and Title Insurance	23

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(continued)
Page

§6.	REPRESENTATIONS AND WARRANTIES OF THE BORROWER AND THE GUARANTORS		23

	§6.1	Corporate Authority, Etc	23
	§6.2	Governmental Approvals	24
	§6.3	[Intentionally Omitted.]	24
	§6.4	Financial Statements	24
	§6.5	No Material Changes	25
	§6.6	Franchises, Patents, Copyrights, Etc	25
	§6.7	Litigation	25
	§6.8	No Materially Adverse Contracts, Etc	25
	§6.9	Compliance with Other Instruments, Laws, Etc	25
	§6.10	Tax Status	26
	§6.11	No Event of Default	26
	§6.12	Investment Company Act	26
	§6.13	[Intentionally Omitted]	26
	§6.14	Setoff, Etc	26
	§6.15	Certain Transactions	26
	§6.16	Employee Benefit Plans	26
	§6.17	Regulations T, U and X	27
	§6.18	Environmental Compliance	27
	§6.19	[Intentionally Omitted]	28
	§6.20	Collateral Property	28
	§6.21	Loan Documents	31
	§6.22	[Intentionally Omitted.]	31
	§6.23	Brokers	31
	§6.24	Other Debt	32
	§6.25	Solvency	32
	§6.26	Contribution Agreement	32
	§6.27	No Fraudulent Intent	32
	§6.28	Transaction in Best Interests of Borrower; Consideration	32
	§6.29	Ownership	32
	§6.30	Embargoed Persons	32
	§6.31	[Intentionally Omitted]	33
	§6.32	Restatement of Representations Set Forth in the Master Loan Agreement	33

§7.	AFFIRMATIVE COVENANTS OF THE BORROWER AND THE GUARANTORS		33

	§7.1	Punctual Payment	33
	§7.2	Maintenance of Office	33
	§7.3	Records and Accounts	33
	§7.4	Financial Statements, Certificates and Information	33
	§7.5	Notices	34

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(continued)
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	§7.6	Existence; Maintenance of Property	35
	§7.7	Insurance	36
	§7.8	Taxes	36
	§7.9	Inspection of Properties and Books	36
	§7.10	Compliance with Laws, Contracts, Licenses, and Permits	37
	§7.11	Use of Proceeds	37
	§7.12	Further Assurances	37
	§7.13	Compliance	37
	§7.14	Management Agreements	37
	§7.15	[Intentionally Omitted.]	37
	§7.16	[Intentionally Omitted.]	37
	§7.17	[Intentionally Omitted.]	37
	§7.18	[Intentionally Omitted.]	37
	§7.19	Registered Servicemark	37
	§7.20	Casualty	38
	§7.21	Condemnation	38
	§7.22	[Intentionally Omitted]	38
	§7.23	Compliance with Covenants in Master Loan Agreement	38
	§7.24	Subsidiary Guarantors to Comply With Organizational Agreements	39

§8.	CERTAIN NEGATIVE COVENANTS OF THE BORROWER AND THE GUARANTORS		39

	§8.1	Restrictions on Indebtedness	39
	§8.2	Restrictions on Liens Etc	40
	§8.3	Restrictions on Investments	41
	§8.4	Merger, Consolidation	41
	§8.5	Conduct of Business	41
	§8.6	Compliance with Environmental Laws	41
	§8.7	Distributions	43
	§8.8	[Intentionally Omitted.]	43
	§8.9	[Intentionally Omitted.]	43
	§8.10	[Intentionally Omitted.]	43
	§8.11	Additional Restrictions Concerning the Collateral and Collateral Property	43
	§8.12	Additional Covenants with Respect to Indebtedness, Operations, Fundamental Changes	44
	§8.13	Modification of Organizational Agreements and other Key Documents	45

§9.	[INTENTIONALLY OMITTED.]		45

§10.	CLOSING CONDITIONS		45

	§10.1	Loan Documents	46
	§10.2	Certified Copies of Organizational Documents	46
	§10.3	Resolutions	46

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(continued)
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	§10.4	Incumbency Certificate; Authorized Signers	46
	§10.5	Opinion of Counsel	46
	§10.6	Payment of Fees	46
	§10.7	Performance; No Default	46
	§10.8	Representations and Warranties	46
	§10.9	Proceedings and Documents	47
	§10.10	Stockholder and Partner Consents	47
	§10.11	[Intentionally Omitted.]	47
	§10.12	[Intentionally Omitted.]	47
	§10.13	[Intentionally Omitted.]	47
	§10.14	No Legal Impediment	47
	§10.15	Governmental Regulation	47
	§10.16	[Intentionally omitted.]	47
	§10.17	[Intentionally Omitted.]	47
	§10.18	No Condemnation/Taking	47
	§10.19	Other	47

§11.	CONDITIONS TO ALL BORROWINGS		47

	§11.1	Prior Conditions Satisfied	48
	§11.2	Representations True; No Default	48
	§11.3	Borrowing Documents	48
	§11.4	Master Credit Agreement	48

§12.	EVENTS OF DEFAULT; ACCELERATION; ETC		48

	§12.1	Events of Default and Acceleration	48
	§12.2	Limitation of Cure Periods	51
	§12.3	Termination of Commitments	51
	§12.4	Remedies	51
	§12.5	Distribution of Proceeds	52

§13.	SETOFF		52

§14.	THE AGENT		53

	§14.1	Authorization	53
	§14.2	Employees and Agents	53
	§14.3	No Liability	53
	§14.4	No Representations	54
	§14.5	Payments	54
	§14.6	Holders of Notes	56
	§14.7	Indemnity	56
	§14.8	Agent as Bank	56
	§14.9	Resignation	56

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(continued)
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	§14.10	Duties in the Case of Enforcement	57
	§14.11	Bankruptcy	57
	§14.12	Approvals	57
	§14.13	Borrower not Beneficiary	57
	§14.14	Request for Agent Action	58

§15.	EXPENSES		58

§16.	INDEMNIFICATION		59

§17.	SURVIVAL OF COVENANTS, ETC		60

§18.	ASSIGNMENT AND PARTICIPATION		60

	§18.1	Conditions to Assignment by Banks	60
	§18.2	Register	61
	§18.3	New Notes	61
	§18.4	Participations	62
	§18.5	Pledge by Bank	62
	§18.6	No Assignment by Borrower or the Guarantors	62
	§18.7	Disclosure	62
	§18.8	Amendments to Loan Documents	62
	§18.9	Mandatory Assignment	62
	§18.10	Titled Agent	63

§19.	NOTICES		63

§20.	RELATIONSHIP		65

§21.	GOVERNING LAW: CONSENT TO JURISDICTION AND SERVICE		65

§22.	HEADINGS		65

§23.	COUNTERPARTS		65

§24.	ENTIRE AGREEMENT, ETC		65

§25.	WAIVER OF JURY TRIAL AND CERTAIN DAMAGE CLAIMS		66

§26.	DEALINGS WITH THE BORROWER OR THE GUARANTORS		66

§27.	CONSENTS, AMENDMENTS, WAIVERS, ETC		66

§28.	SEVERABILITY		67

§29.	TIME OF THE ESSENCE		67

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(continued)
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§30.	NO UNWRITTEN AGREEMENTS	67

§31.	REPLACEMENT OF NOTES	67

§32.	TRUST EXCULPATION	68

§33.	PATRIOT ACT	69

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EXHIBITS AND SCHEDULES

EXHIBIT A	FORM OF NOTE
EXHIBIT B	FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT
EXHIBIT C	RESERVED
EXHIBIT D	FORM OF REQUEST FOR LOAN

SCHEDULE 1	BANKS AND COMMITMENTS
SCHEDULE 6.7	LITIGATION
SCHEDULE 6.15	AFFILIATE TRANSACTIONS
SCHEDULE 6.18	ENVIRONMENTAL MATTERS
SCHEDULE 6.20	SERVICE AGREEMENTS; MANAGEMENT AGREEMENTS
SCHEDULE 6.23	OTHER MATERIAL REAL PROPERTY AGREEMENTS

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BRIDGE LOAN AGREEMENT

This BRIDGE LOAN AGREEMENT is made as of the 29th day of December, 2010 by and among RAMCO-GERSHENSON PROPERTIES, L.P. (the “Borrower”), a Delaware limited partnership, RAMCO-GERSHENSON PROPERTIES TRUST (the “Trust”), a Maryland real estate investment trust, RAMCO LIBERTY SQUARE LLC, a Delaware limited liability company (“Liberty Square”), RAMCO FOX RIVER LLC, a Delaware limited liability company (“Fox River”), KEYBANK NATIONAL ASSOCIATION, a national banking association (“KeyBank”) and the other lending institutions which may become parties hereto pursuant to §18 (the “Banks”), and KEYBANK NATIONAL ASSOCIATION, a national banking association, as Administrative Agent for the Banks (the “Agent”).

RECITALS

WHEREAS, the Borrower has requested that the Banks provide a bridge loan facility to Borrower; and

WHEREAS, the Agent and the Banks are willing to provide such facility to the Borrower on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the terms and conditions herein, and of any loans, advances, or extensions of credit heretofore, now or hereafter made to or for the benefit of the Borrower by the Banks, the parties hereto covenant and agree as follows:

§1.	DEFINITIONS AND RULES OF INTERPRETATION.

§1.1           Definitions.  The following terms shall have the meanings set forth in this §1 or elsewhere in the provisions of this Agreement referred to below:

Acknowledgment.  The Acknowledgment executed by a Subsidiary Guarantor in favor of the Agent, as the same may be modified, amended or restated.

Affiliate.  An Affiliate, as applied to any Person, shall mean any other Person directly or indirectly controlling, controlled by, or under common control with, that Person.  For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means (a) the possession, directly or indirectly, of the power to vote ten percent (10%) or more of the stock, shares, voting trust certificates, beneficial interests, partnership interests, member interests or other interests having voting power for the election of directors of such Person or otherwise to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise, or (b) the ownership of (i) a general partnership interest, (ii) a managing member’s interest in a limited liability company or (iii) a limited partnership interest or preferred stock (or other ownership interest) representing ten percent (10%) or more of the outstanding limited partnership interests, preferred stock or other ownership interests of such Person.

Agent.  KeyBank National Association, acting as Administrative Agent for the Banks, its successors and assigns.

Agent’s Head Office.  The Agent’s head office located at 127 Public Square, Cleveland, Ohio  44114-1306, or at such other location as the Agent may designate from time to time by notice to the Borrower and the Banks.

Agent’s Special Counsel.  McKenna Long & Aldridge LLP or such other counsel as may be approved by the Agent.

Agreement.  This Bridge Loan Agreement, including the Schedules and Exhibits hereto.

Agreement of Management Company.  The agreement of the manager under the Management Agreement subordinating the manager’s rights with respect to a Collateral Property to the rights of the Agent with respect thereto, in form and substance satisfactory to the Agent.

Arranger.  KeyBanc Capital Markets.

Assignment and Acceptance Agreement.  See §18.1.

Assignments of Interests.  The Collateral Assignment of Interests from Borrower to the Agent, as the same may be modified, amended or restated, pursuant to which there shall be collaterally assigned to Agent a security interest in the interest of Borrower in the Subsidiary Guarantors more particularly described therein, such assignment to be in form and substance satisfactory to Agent.

Assignment of Leases and Rents.  Each of the collateral assignments of leases and rents from the Borrower to the Agent, as the same may be modified or amended, pursuant to which there shall be assigned to the Agent for the benefit of the Banks a security interest in the interest of the Borrower as lessor with respect to all Leases of all or any part of the Collateral Property commonly known as West Allis, such collateral assignment to be in form and substance satisfactory to the Agent.

Balance Sheet Date.  September 30, 2010.

Banks.  KeyBank, any other Banks a party hereto, and any other Person who becomes an assignee of any rights of a Bank pursuant to §18.

Base Rate.  The greater of (a) the variable annual rate of interest announced from time to time by Agent at Agent’s Head Office as its “prime rate” or (b) one-half of one percent (0.5%) above the Federal Funds Effective Rate (rounded upwards, if necessary, to the next one-eighth of one percent).  The Base Rate is a reference rate and does not necessarily represent the lowest or best rate being charged to any customer.  Any change in the rate of interest payable hereunder resulting from a change in the Base Rate shall become effective as of the opening of business on the day on which such change in the Base Rate becomes effective, without notice or demand of any kind.

Base Rate Loans.  Those Loans bearing interest calculated by reference to the Base Rate.

Board.  See the definition of Change of Control.

Borrower.  As defined in the preamble hereto.

Building.  With respect to any Collateral Property, all of the buildings, structures and improvements now or hereafter located thereon.

Business Day.  Any day on which banking institutions located in the same city and state as the Agent’s Head Office and in New York are open for the transaction of banking business and, in the case of LIBOR Rate Loans, which also is a LIBOR Business Day.

Capitalized Lease.  A lease under which a Person is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with GAAP.

CERCLA.  See §6.18.

Change of Control.  The occurrence of any one of the following events:

(a)           during any twelve month period on or after the date hereof, individuals who at the beginning of such period constituted the Board of Directors or Trustees of the Trust (the “Board”) (together with any new directors whose election by the Board or whose nomination for election by the shareholders of the Trust was approved by a vote of at least a majority of the members of the Board then in office who either were members of the Board at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board then in office; or

(b)           any Person or group (as that term is understood under Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations thereunder) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of a percentage (based on voting power, in the event different classes of stock shall have different voting powers) of the voting stock of the Trust equal to at least thirty percent (30%); or

(c)           the Borrower or Trust consolidates with, is acquired by, or merges into or with any Person (other than a merger permitted by Section 8.4 of the Master Loan Agreement); or

(d)           the Borrower fails to directly or indirectly own, free of any lien, encumbrance or other adverse claim (except liens in favor of Agent in connection with the Loans), at least one hundred percent (100%) of the economic interest and the Voting Interest of any Subsidiary Guarantor.

Closing Date.  The first date on which all of the conditions set forth in §10 and §11 have been satisfied.

Code.  The Internal Revenue Code of 1986, as amended.

Collateral.  All of the property, rights and interests of the Borrower which are or are intended to be subject to the security interests and liens created by the Security Documents, including, without limitation, the Guaranty.

Collateral Property.  The Land owned by the Borrower and the Subsidiary Guarantors, and all improvements thereon, and individually any one of them.

Commitment.  With respect to each Bank, the amount set forth on Schedule 1 hereto as the amount of such Bank’s Commitment to make or maintain Loans to the Borrower for the account of the Borrower, as the same may be changed from time to time in accordance with the terms of this Agreement.

Commitment Percentage.  With respect to each Bank, the percentage set forth on Schedule 1.1 hereto as such Bank’s percentage of the aggregate Commitments of all of the Banks, as the same may be changed from time to time in accordance with the terms of this Agreement.

Consolidated or combined.  With reference to any term defined herein, that term as applied to the accounts of a Person and its Subsidiaries, consolidated or combined in accordance with GAAP.

Contribution Agreement.  That certain Contribution Agreement dated of even date herewith among the Borrower, the Trust and the Subsidiary Guarantors.

Conversion Request.  A notice given by the Borrower to the Agent of its election to convert or continue a Loan in accordance with §4.1.

Debt Offering.  The issuance and sale by the Borrower or any Guarantor of any debt securities of Borrower or any Guarantor.

Default.  See §12.1.

Defaulting Bank.  See §14.5(c).

Derivatives Contract.  Any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement.  Not in limitation of the foregoing, the term “Derivatives Contract” includes any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement of similar type, including any such obligations or liabilities under any such master agreement.

Directions.  See §14.12.

Distribution.  With respect to any Person, the declaration or payment of any cash, cash flow, dividend or distribution on or in respect of any shares of any class of capital stock, partnership interest, membership interest or other beneficial interest of such Person other than that portion of dividends or distributions payable in equity securities of such Person; the purchase, redemption, exchange or other retirement of any shares of any class of capital stock, partnership interest, membership interest or other beneficial interest of such Person, directly or indirectly through a Subsidiary of such Person or otherwise; the return of capital by such Person to its shareholders, partners, members or other owners as such; or any other distribution on or in respect of any shares of any class of capital stock or other beneficial interest of such Person.

Dollars or $.  Dollars in lawful currency of the United States of America.

Domestic Lending Office.  Initially, the office of each Bank designated as such in Schedule 1 hereto; thereafter, such other office of such Bank, if any, located within the United States that will be making or maintaining Base Rate Loans.

Drawdown Date.  The date on which any Loan is made or is to be made, and the date on which any Loan which is made prior to the Maturity Date is converted or combined in accordance with §4.1.

Employee Benefit Plan.  Any employee benefit plan within the meaning of §3(3) of ERISA maintained or contributed to by the Borrower, any Guarantor or any ERISA Affiliate, other than a Multiemployer Plan.

Environmental Engineer.  A firm of independent professional engineers or other scientists generally recognized as expert in the detection, analysis and remediation of Hazardous Substances and related environmental matters and which has been previously approved by the Agent, or if not previously approved by the Agent, with respect to which the Borrower has provided to the Agent a copy of such firm’s errors and omissions insurance policy and a reliance letter both in form and substance acceptable to the Agent.

Environmental Laws.  See §6.18(a).

Equity Interests.  One hundred percent (100%) of Borrower’s direct and indirect legal, equitable and beneficial ownership interests in the Subsidiary Guarantors, including, without limitation, Borrower’s right, title and interest in and to any Distributions from the Subsidiary Guarantors.

Equity Offering.  The issuance and sale by the Borrower or any Guarantor of any equity securities of the Borrower or such Guarantor.

ERISA.  The Employee Retirement Income Security Act of 1974, as amended and in effect from time to time.

ERISA Affiliate.  Any Person which is treated as a single employer with the Borrower or any Guarantor under §414 of the Code.

ERISA Reportable Event.  A reportable event with respect to a Guaranteed Pension Plan within the meaning of §4043 of ERISA and the regulations promulgated thereunder as to which the requirement of notice has not been waived.

Event of Default.  See §12.1.

Federal Funds Effective Rate.  For any day, the rate per annum (rounded to the nearest one hundredth of one percent (1/100 of 1%)) announced by the Federal Reserve Bank of Cleveland on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the “Federal Funds Effective Rate”, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three (3) Federal funds brokers of recognized standing selected by the Agent.

Fox River.  Ramco Fox River LLC, a Delaware limited liability company.

Fox River Earn-out Obligation.  The amount payable by Fox River to the seller of the Land commonly known as Shoppes of Fox River for certain additional leasing at such Land done by such seller, with the maximum amount of such obligation being $2,759,952.00.

Funds from Operations.  With respect to any Person for any fiscal period, the Net Income (or Deficit) of such Person computed in accordance with GAAP, excluding losses from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.  Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis.

GAAP.  Principles that are (a) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time and (b) consistently applied with past financial statements of the Person adopting the same principles; provided that a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in GAAP) as to financial statements in which such principles have been properly applied.  Notwithstanding the foregoing, for the purposes of the financial calculations hereunder, any amount otherwise included therein from a mark-up or mark-down of a derivative product of a Person shall be excluded.

Guaranteed Pension Plan.  Any employee pension benefit plan within the meaning of §3(2) of ERISA maintained or contributed to by the Borrower, any Guarantor or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

Guarantors.  Collectively, the Trust and the Subsidiary Guarantors.

Guaranty.  The Unconditional Guaranty of Payment and Performance dated of even date herewith made by the Guarantors in favor of the Agent and the Banks, as the same may be modified or amended, such Guaranty to be in form and substance satisfactory to the Agent.

Hazardous Substances.  See §6.18(b).

Indebtedness.  All obligations, contingent and otherwise, that in accordance with GAAP should be classified upon the obligor’s balance sheet as liabilities, or to which reference should be made by footnotes thereto, but without any double counting, including in any event and whether or not so classified: (a) all debt and similar monetary obligations, whether direct or indirect (including, without limitation, any obligations evidenced by bonds, debentures, notes or similar debt instruments); (b) all liabilities secured by any mortgage, pledge, security interest, lien, charge or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; (c) all guarantees, endorsements and other contingent obligations whether direct or indirect in respect of indebtedness of others, including any obligation to supply funds to or in any manner to invest directly or indirectly in a Person, to purchase indebtedness, or to assure the owner of indebtedness against loss through an agreement to purchase goods, supplies or services for the purpose of enabling the debtor to make payment of the indebtedness held by such owner or otherwise; (d) any obligation as a lessee or obligor under a Capitalized Lease; (e) all subordinated debt, including without limitation, Subordinated Debt (but excluding Trust Preferred Equity); (f) all obligations to purchase under agreements to acquire (but excluding agreements which provide that the seller’s remedies thereunder are limited to market liquidated damages in the event the purchaser defaults thereunder), or otherwise to contribute money with respect to, properties under “development” within the meaning of §8.9 of the Master Loan Agreement; and (g) all obligations, contingent or deferred or otherwise, of any Person, including, without limitation, any such obligations as an account party under acceptance, letter of credit or similar facilities including, without limitation, obligations to reimburse the issuer in respect of a letter of credit except for contingent obligations (but excluding any guarantees or similar obligations) that are not material and are incurred in the ordinary course of business in connection with the acquisition or obtaining commitments for financing of Real Estate.

Indemnity Agreement.  The Indemnity Agreement Regarding Hazardous Materials made by the Borrower and the Guarantors in favor of the Agent and the Banks, as the same may be modified or amended, pursuant to which the Borrower and the Guarantors agree to indemnify the Agent and the Banks with respect to Hazardous Substances and Environmental Laws, such Indemnity Agreement to be in form and substance satisfactory to the Agent.

Interest Payment Date.  As to each Base Rate Loan, the first day of each calendar month during the term of such Base Rate Loan and as to each LIBOR Rate Loan, the first day of each calendar month during the term of such LIBOR Rate Loan and the last day of the Interest Period relating thereto.

Interest Period.  With respect to each LIBOR Rate Loan (a) initially, the period commencing on the Drawdown Date of such Loan and ending one, two or three months (or, with the consent of the Banks, a period of less than one (1) month) thereafter and (b) thereafter, each period commencing on the day following the last day of the next preceding Interest Period applicable to such Loan and ending on the last day of one of the periods set forth above, as selected by the Borrower in a Conversion Request; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

(i)           if any Interest Period with respect to a LIBOR Rate Loan would otherwise end on a day that is not a LIBOR Business Day, that Interest Period shall end and the next Interest Period shall commence on the next preceding or succeeding LIBOR Business Day as determined conclusively by the Agent in accordance with the then current bank practice in the London Interbank Market;

(ii)           if the Borrower shall fail to give notice as provided in §4.1, the Borrower shall be deemed to have requested a conversion of the affected LIBOR Rate Loan to a Base Rate Loan on the last day of the then current Interest Period with respect thereto; and

(iii)           no Interest Period relating to any LIBOR Rate Loan shall extend beyond the Maturity Date.

Interest Rate Contracts.  Interest rate swap, collar, cap or similar agreements providing interest rate protection.

Investments.  With respect to any Person, all shares of capital stock, evidences of Indebtedness and other securities issued by any other Person, all loans, advances, or extensions of credit to, or contributions to the capital of, any other Person, all purchases of the securities or business or integral part of the business of any other Person and commitments and options to make such purchases, all interests in real property, and all other investments; provided, however, that the term “Investment” shall not include (i) equipment, inventory and other tangible personal property acquired in the ordinary course of business, or (ii) current trade and customer accounts receivable for services rendered in the ordinary course of business and payable in accordance with customary trade terms.  In determining the aggregate amount of Investments outstanding at any particular time: (a) the amount of any Investment represented as a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (b) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid; (c) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (d) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (b) may be deducted when paid; and (e) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

KeyBank.  As defined in the preamble hereto.

Land.  The real property of Borrower and the Subsidiary Guarantors located in West Allis, Wisconsin commonly known as West Allis; Wauconda, Illinois commonly known as Liberty Square; and Waukesha, Wisconsin commonly known as Shoppes of Fox River.

Leases.  Leases, licenses and agreements, whether written or oral, relating to the use or occupation of space in or on the Building or on a Collateral Property.

Liberty Square.  Ramco Liberty Square LLC, a Delaware limited liability company.

LIBOR Business Day.  Any day on which commercial banks are open for international business (including dealings in Dollar deposits) in London.

LIBOR Lending Office.  Initially, the office of each Bank designated as such in Schedule 1 hereto; thereafter, such other office of such Bank, if any, that shall be making or maintaining LIBOR Rate Loans.

LIBOR Rate.  For any LIBOR Rate Loan for any Interest Period, the average rate (rounded to the nearest 1/100th) as shown in Reuters Screen LIBOR01 at which deposits in U.S. dollars are offered by first class banks in the London Interbank Market at approximately 11:00 a.m. (London time) on the day that is two (2) LIBOR Business Days prior to the first day of such Interest Period with a maturity approximately equal to such Interest Period and in an amount approximately equal to the amount to which such Interest Period relates, adjusted for reserves and taxes if required by future regulations.  If such service no longer reports such rate or Agent determines in good faith that the rate so reported no longer accurately reflects the rate available to Agent in the London Interbank Market, Agent may select a replacement index.  For any period during which a Reserve Percentage shall apply, the LIBOR Rate with respect to LIBOR Rate Loans shall be equal to the amount determined above divided by an amount equal to 1 minus the Reserve Percentage.

LIBOR Rate Loans.  Loans bearing interest calculated by reference to a LIBOR Rate.

Lien.  See §8.2.

Loan Documents.  This Agreement, the Notes, the Security Documents, the Contribution Agreement, the Guaranty and all other documents, instruments or agreements now or  hereafter executed or delivered by or on behalf of the Borrower or the Guarantors in connection with the Loans.

Loan Request.  See §2.5.

Loans.  See §2.2.

Majority Banks.  As of any date, any Bank or collection of Banks whose aggregate Commitment Percentage is more than fifty percent (50%); provided, that, in determining said percentage at any given time, all then existing Defaulting Banks will be disregarded and excluded and the Commitment Percentages of the Banks shall be redetermined for voting purposes only, to exclude the Commitment Percentages of such Defaulting Banks.

Management Agreement.  An agreement, whether written or oral, providing for the management of a Collateral Property.

Master Loan Agreement.  The Amended and Restated Secured Master Loan Agreement dated as of December 11, 2009, among Borrower, Trust, KeyBank National Association, individually and as agent, and the other banks that from time to time thereto, and the other parties thereto, as such agreement exists as of the date hereof.  In the event that the Amended and Restated Secured Master Loan Agreement shall be modified or any of the provisions thereof shall be waived, and KeyBank shall have approved the amendment or waiver thereunder in writing, then such amendment or waiver shall be deemed to be a part of the definition of Master Loan Agreement.

Maturity Date.  April 29, 2011, or such earlier date on which the Loans shall become due and payable pursuant to the terms hereof.

Multiemployer Plan.  Any multiemployer plan within the meaning of §3(37) of ERISA maintained or contributed to by Borrower, any Guarantor or any ERISA Affiliate.

Net Offering Proceeds.  The gross cash proceeds received by the Borrower or any Guarantor as a result of a Debt Offering or an Equity Offering less the customary and reasonable costs, fees, expenses, underwriting commissions and discounts incurred by the Borrower or such Guarantor in connection therewith.

Non-Consenting Bank.  See §18.9.

Non-recourse Indebtedness.  Indebtedness of a Person which is secured solely by one or more parcels of Real Estate (other than a Collateral Property, the Collateral or a “Mortgaged Property” under the Master Credit Agreement) and related personal property and is not a general obligation of such Person, the holder of such Indebtedness having recourse solely to the parcels of Real Estate securing such Indebtedness, the Building and any leases thereon and the rents and profits thereof.

Notes.  See §2.3.

Notice.  See §19.

Obligations.  All indebtedness, obligations and liabilities of the Borrower and the Guarantors to any of the Banks and the Agent, individually or collectively, under this Agreement or any of the other Loan Documents or in respect of any of the Loans, or the Notes, or other instruments at any time evidencing any of the foregoing, whether existing on the date of this Agreement or arising or incurred hereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise.

OFAC.  Office of Foreign Asset Control of the Department of the Treasury of the United States of America.

Organizational Agreements.  Those certain organizational agreements of the Subsidiary Guarantors described on Exhibit A to the Assignment of Interests, as such schedule may be updated by Borrower from time to time in connection with including additional collateral as security for the Obligations as permitted pursuant to §5.2.

Outstanding.  With respect to the Loans, the aggregate unpaid principal thereof as of any date of determination.

Patriot Act.  The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as the same may be amended from time to time, and corresponding provisions of future laws.

PBGC.  The Pension Benefit Guaranty Corporation created by §4002 of ERISA and any successor entity or entities having similar responsibilities.

Person.  Any individual, corporation, partnership, limited liability company, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

Real Estate.  All real property at any time owned or leased (as lessee or sublessee) by the Borrower, Guarantors or any of their respective Subsidiaries.

Record.  The grid attached to any Note, or the continuation of such grid, or any other similar record, including computer records, maintained by Agent with respect to any Loan referred to in such Note.

Recourse Indebtedness.  Any Indebtedness (whether secured or unsecured) that is recourse to the Borrower or the Trust.  Guaranties with respect to customary exceptions to Non-recourse Indebtedness of Borrower’s Subsidiaries or Unconsolidated Affiliates shall not be deemed to be Recourse Indebtedness; provided that if a claim is made against Borrower or the Trust with respect thereto, the amount so claimed shall be considered Recourse Indebtedness.

Register.  See §18.2.

REIT Status.  With respect to the Trust, its status as a real estate investment trust as defined in §856(a) of the Code.

Related Fund.  With respect to any Bank which is a fund that invests in loans, any Affiliate of such Bank or any other fund that invests in loans that is managed by the same investment advisor as such Bank or by an Affiliate of such Bank or such investment advisor.

Release.  See §6.18(c)(iii).

Rent Roll.  A rent roll prepared by Borrower in the form customarily used by Borrower and approved by Agent, such approval not to be unreasonably withheld.

Required Banks.  As of any date, any Bank or collection of Banks whose aggregate Commitment Percentage is equal to or greater than sixty-six and two-thirds percent (66.66%); provided that in determining said percentage at any given time, all then existing Defaulting Banks will be disregarded and excluded and the Commitment Percentages of the Banks shall be redetermined for voting purposes only to exclude the Commitment Percentages of such Defaulting Banks.

Reserve Percentage.  For any day with respect to a LIBOR Rate Loan, the maximum rate (expressed as a decimal) at which any lender subject thereto would be required to maintain reserves (including, without limitation, all base, supplemental, marginal and other reserves) under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to such reserve requirements) against “Eurocurrency Liabilities” (as that term is used in Regulation D or any successor or similar regulation), if such liabilities were outstanding.  The Reserve Percentage shall be adjusted automatically on and as of the effective date of any change in the Reserve Percentage.

SEC.  The federal Securities and Exchange Commission.

Security Deed.  The mortgage, deed to secure debt or deed of trust from the Borrower to the Agent for the benefit of the Banks (or to a trustee named therein acting on behalf of the Agent for the benefit of the Banks), as the same may be modified or amended, pursuant to which the Borrower has conveyed the Collateral Property commonly known as West Allis as security for the Obligations of the Borrower, in form and substance satisfactory to the Agent.

Security Documents.  The Indemnity Agreement, the Guaranty, the Assignment of Interests, the Acknowledgement, the Security Deed, the Assignment of Leases and Rents, the Agreement of Management Company, and any further collateral assignments to the Agent for the benefit of the Banks, including, without limitation, UCC-1 financing statements executed and delivered in connection therewith.

Short-term Investments.  As defined in the Master Loan Agreement.

State.  A state of the United States of America.

Subordinated Debt.  Any subordinated debt which is not Trust Preferred Equity issued by the Trust or the Borrower (or a subsidiary trust created to issue such subordinated debt) (a) which has a minimum remaining term of not less than five (5) years, (b) which is unsecured and which is not guaranteed by any other Person, (c) which imposes no financial tests or covenants or negative covenants of the type set forth in §8 or §9 of the Master Loan Agreement, the “Guaranty” (as defined in the Master Loan Agreement) or §12.1(p) or (q) of the Master Loan Agreement (or other covenants, representations or defaults which have the same practical effect thereof) on the Trust, the Borrower or their respective Subsidiaries other than those approved by Agent, (d) pursuant to which all claims and liabilities of the Trust, Borrower and their respective Subsidiaries with respect to the principal and any premium and interest thereon are subordinate to the payment of the principal, letter of credit reimbursement obligations and any premium and interest thereon of the Borrower, the Trust and their respective Subsidiaries under this Agreement and other Indebtedness which by its terms is not subordinate to or pari passu with such Subordinated Debt on terms acceptable to the Agent, and as to which subordination provisions the Agent and the Banks shall be third party beneficiaries, and (e) which does not violate the terms of §8.11 of the Master Loan Agreement.

Subsidiary.  Any corporation, association, partnership, trust, or other business entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes or controlling interests) of the outstanding Voting Interests.

Subsidiary Guarantors.  Collectively, Liberty Square and Fox River.

Survey.  An instrument survey or a recorded plat of a Collateral Property and other real estate prepared by a registered land surveyor duly licensed in the State in which such Collateral Property is located which shall be in form and substance reasonably satisfactory to the Agent.

Tax Indemnity Agreement.  That certain Tax Agreement dated as of May 10, 1996 between Atlantic Realty Trust and RPS Realty Trust (now known as the Trust).

Titled Agents.  The Arranger.

Total Commitment.  The sum of the Commitments of the Banks, as in effect from time to time.  As of the date of this Agreement, the Total Commitment is Thirty Million and No/100 Dollars ($30,000,000.00).

Trust.  Ramco-Gershenson Properties Trust, a Maryland real estate investment trust.

Trust Preferred Equity.  Any preferred equity interest (and related note) issued by the Trust (or a subsidiary trust created to issue such securities) (a) which has a minimum remaining term of not less than five (5) years (b) which is unsecured and which is not guaranteed by any other Person, (c) which imposes no financial or negative covenants (or other covenants, representations or defaults which have the same practical effect thereof) on the Trust, the Borrower or their respective Subsidiaries, (d) pursuant to which all claims and liabilities of the Trust, Borrower and their respective Subsidiaries with respect thereto are subordinate to the payment of the Obligations of the Borrower, the Trust and their respective Subsidiaries on terms acceptable to the Agent, and as to which subordination provisions the Agent and the Banks shall be third party beneficiaries, (e) which provides that, upon the non-payment of the note and any dividends or other distributions that are required to be paid or made with respect thereto, the only available remedies to the holders thereof or any trustee or agent acting on their behalf are (x) the assumption of one or more seats on the Board of the Trust and/or (y) the blockage of (A) payments of any dividends or other distributions to the holders of the common shares of the Trust or other securities ranking on a parity with or subordinate to such Trust Preferred Equity, or (B) payments of amounts in redemption of or to repurchase common shares of the Trust or other securities ranking on a parity with or subordinate to such Trust Preferred Equity, and (f) which does not violate the terms of §8.11 of the Master Loan Agreement.

Type.  As to any Loan, its nature as a Base Rate Loan or a LIBOR Rate Loan.

Unconsolidated Affiliate.  As to any Person, any other Person in which it owns an interest which is not a Subsidiary.

Voting Interests.  Stock or similar ownership interests, of any class or classes (however designated), the holders of which are at the time entitled, as such holders, (a) to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, association, partnership, trust or other business entity involved, or (b) to control, manage, or conduct the business of the corporation, partnership, association, trust or other business entity involved.

Wholly Owned Subsidiary.  Any Subsidiary of Borrower or the Trust in which all of the equity interests (other than in the case of a corporation, director’s qualifying shares) are at the time directly or indirectly owned by Borrower or the Trust.

§1.2           Rules of Interpretation.

(a)           A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Agreement.

(b)           The singular includes the plural and the plural includes the singular.

(c)           A reference to any law includes any amendment or modification to such law.

(d)           A reference to any Person includes its permitted successors and permitted assigns.

(e)           Accounting terms not otherwise defined herein have the meanings assigned to them by GAAP applied on a consistent basis by the accounting entity to which they refer.

(f)           The words “include”, “includes” and “including” are not limiting.

(g)           The words “approval” and “approved”, as the context so determines, means an approval in writing given to the party seeking approval after full and fair disclosure to the party giving approval of all material facts necessary in order to determine whether approval should be granted.

(h)           All terms not specifically defined herein or by GAAP, which terms are defined in the Uniform Commercial Code as in effect in the State of  Michigan, have the meanings assigned to them therein.

(i)           Reference to a particular “§“, refers to that section of this Agreement unless otherwise indicated.

(j)           The words “herein”, “hereof”, “hereunder” and words of like import shall refer to this Agreement as a whole and not to any particular section or subdivision of this Agreement.

§2.	THE CREDIT FACILITY.

§2.1           [Intentionally Omitted.]

§2.2           Commitment to Lend.  Subject to the terms and conditions set forth in this Agreement, each of the Banks severally agrees to lend the aggregate sum of $30,000,000.00 to Borrower on the Closing Date in accordance with such Bank’s Commitment Percentage.  Notwithstanding anything herein to the contrary, in no event shall the Banks advance any portion of the Loans in an amount in excess of sixty percent (60%) of the sum of (a) with respect to the Collateral Properties commonly known as West Allis and Liberty Square, an amount as determined under the definition of “Consolidated Total Adjusted Asset Value” under the Master Loan Agreement for properties that are improved and not “Under Development” (as defined in the Master Loan Agreement) (that is, the “Operating Cash Flow” (as defined in the Master Loan Agreement) divided by 0.0850), plus (b) with respect to the proposed Collateral Property commonly known as Shoppes at Fox River, the acquisition cost thereof determined in accordance with GAAP.

§2.3           Notes.  The Loans shall be evidenced by separate promissory notes of the Borrower in substantially the form of Exhibit A hereto (collectively, the “Notes”), dated of even date as this Agreement and completed with appropriate insertions.  One Note shall be payable to the order of each Bank in the principal amount equal to such Bank’s Commitment or, if less, the outstanding amount of all Loans made by such Bank, plus interest accrued thereon as set forth below.  The Borrower irrevocably authorizes Agent to make or cause to be made, at or about the time of the Drawdown Date of any Loan or at the time of receipt of any payment of principal thereof, an appropriate notation on Agent’s Record reflecting the making of such Loan or (as the case may be) the receipt of such payment.  The outstanding amount of the Loans set forth on Agent’s Record shall be prima facie evidence of the principal amount thereof owing and unpaid to each Bank, but the failure to record, or any error in so recording, any such amount on Agent’s Record shall not limit or otherwise affect the obligations of the Borrower hereunder or under any Note to make payments of principal of or interest on any Note when due.

§2.4           Interest on Loans.

(a)           Each Base Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the date on which such Base Rate Loan is repaid or is converted to a LIBOR Rate Loan at a rate per annum equal to the sum of the Base Rate plus one and one-quarter percent (1.25%).

(b)           Each LIBOR Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the date on which such LIBOR Rate Loan is repaid or is converted to a Base Rate Loan at the rate per annum equal to the sum of three and one-half percent (3.50%) plus the LIBOR Rate determined for such Interest Period.

(c)           The Borrower promises to pay interest on each Loan to it in arrears on each Interest Payment Date with respect thereto.

(d)           Base Rate Loans and LIBOR Rate Loans may be converted to Loans of the other Type as provided in §4.1.

(e)           [Intentionally Omitted.]

§2.5           Funds for Loans.

(a)           Not later than 11:00 a.m. (Cleveland time) on the proposed Drawdown Date of any Loan, each of the Banks will make available to the Agent, at the Agent’s Head Office, in immediately available funds, the amount of such Bank’s Commitment Percentage of the amount of the requested Loans which may be disbursed pursuant to §2.2.  Upon receipt from each such Bank of such amount, and upon receipt of the documents required by §10 and §11 and the satisfaction of the other conditions set forth therein, to the extent applicable, the Agent will make available to the Borrower the aggregate amount of Loans, made available to the Agent by the Banks, by crediting such amount to the account of the Borrower maintained at the Agent’s Head Office or by transferring such amount to an account designated by Borrower.  The failure or refusal of any Bank to make available to the Agent at the aforesaid time and place on any Drawdown Date the amount of its Commitment Percentage of the requested Loans shall not relieve any other Bank from its several obligation hereunder to make available to the Agent the amount of such other Bank’s Commitment Percentage of any requested Loans.

(b)           Unless the Agent shall have been notified by any Bank prior to the applicable Drawdown Date that such Bank will not make available to the Agent such Bank’s pro rata share of a proposed Loan, the Agent may in its discretion assume that such Bank has made such share of the proposed Loan available to Agent in accordance with the provisions of this Agreement and the Agent may, if it chooses, in reliance upon such assumption make such Loan available to Borrower, and such Bank shall be liable to the Agent for the amount of such advance.  If such Bank does not pay such corresponding amount upon the Agent’s demand therefor, the Agent will promptly notify the Borrower, and the Borrower shall promptly pay such corresponding amount to the Agent.  The Agent shall also be entitled to recover from the Bank or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to the Borrower to the date such corresponding amount is recovered by the Agent at a per annum rate equal to (i) from the Borrower at the applicable rate for such Loan or (ii) from a Bank at the Federal Funds Effective Rate.

§2.6           Requests for Loans.  The Borrower (i) shall notify the Agent of a potential request for a Loan as soon as possible prior to the Borrower’s proposed Drawdown Date, and (ii) shall give to the Agent written notice in the form of Exhibit D hereto (or telephonic notice confirmed in writing in the form of Exhibit D hereto) of each Loan requested hereunder (a “Loan Request”) no later than 11:00 a.m. (Cleveland time) three (3) Business Days (or one (1) Business Day with respect to the initial advance) prior to the proposed Drawdown Date if such Loan is to be a LIBOR Rate Loan or no later than 2:00 p.m. (Cleveland time) one (1) Business Day (or prior to noon on the Business Day of the requested advance, with respect to the initial advance) prior to the proposed Drawdown Date if such Loan is to be a Base Rate Loan.  Each such notice shall specify with respect to the requested Loan the proposed principal amount, Drawdown Date, Interest Period (if applicable) and Type.  Each such notice shall also contain (i) a statement as to the purpose for which such advance shall be or has been used (which purpose shall be in accordance with the terms of §7.11), and (ii) a certification by the chief executive officer, chief financial or chief accounting officer of the general partner of the Borrower and the chief executive officer, chief financial or chief accounting officer of the Trust that the Borrower and Guarantors are and will be in compliance with all covenants under the Loan Documents after giving effect to the making of such Loan.  Promptly upon receipt of any such notice, the Agent shall notify each of the Banks thereof.  Except as provided in this §2.6, each such Loan Request shall be irrevocable and binding on the Borrower and shall obligate the Borrower to accept the Loan requested from the Banks on the proposed Drawdown Date, provided that, in addition to the Borrower’s other remedies against any Bank which fails to advance its proportionate share of a requested Loan, such Loan Request may be revoked by the Borrower by notice received by the Agent no later than the Drawdown Date if any Bank fails to advance its proportionate share of the requested Loan in accordance with the terms of this Agreement, provided further, that the Borrower shall be liable in accordance with the terms of this Agreement to any Bank which is prepared to advance its proportionate share of the requested Loan for any costs, expenses or damages actually incurred by such Bank as a result of the Borrower’s election to revoke such Loan Request.  Nothing herein shall prevent the Borrower from seeking recourse against any Bank that fails to advance its proportionate share of a requested Loan as required by this Agreement.  The Borrower may without cost or penalty revoke a Loan Request by delivering notice thereof to each of the Banks no later than three (3) Business Days prior to the Drawdown Date.  Each Loan Request shall be (a) for a Base Rate Loan in the minimum aggregate amount of $500,000 or an integral multiple of $100,000 in excess thereof, or (b) for a LIBOR Rate Loan in a minimum aggregate amount of $500,000.00 or an integral multiple of $100,000 in excess thereof; provided, however, that there shall be no more than two (2) LIBOR Rate Loans outstanding at any one time.

§3.	REPAYMENT OF THE LOANS.

§3.1           Stated Maturity.  The Borrower promises to pay on the Maturity Date and there shall become absolutely due and payable on the Maturity Date all of the Loans Outstanding on such date, together with any and all accrued and unpaid interest thereon.

§3.2           Mandatory Prepayments.

(a)           If at any time there shall occur, whether voluntarily, involuntarily or by operation of law, a sale, transfer, assignment, conveyance, option or other disposition of, or any mortgage, hypothecation, encumbrance, financing or refinancing of a Collateral Property, all of the Obligations outstanding on such date, together with any and all accrued but unpaid interest thereon and prepayment fees shall become absolutely due and payable.

(b)           If at any time (i) the Master Loan Agreement is terminated or (ii) all of the “Revolving Credit Commitments” (as defined in the Master Loan Agreement) are terminated, then in any of such events the Commitment under this Agreement shall terminate and the Borrower shall immediately pay to Agent on behalf of the Banks all principal, interest and other amounts due and payable under this Agreement.  If at any time Agent is no longer the “Agent” under the Master Loan Agreement, then in any of such events the Commitment under this Agreement shall terminate and the Borrower shall within thirty (30) days of the date thereof pay to Agent on behalf of the Banks all principal, interest and other amounts due and payable under this Agreement.

§3.3           Optional Prepayments.  The Borrower shall have the right, at its election, to prepay the outstanding amount of the Loan, as a whole or in part, at any time without penalty or premium; provided, that if any full or partial prepayment of the outstanding amount of any LIBOR Rate Loan is made other than on the last day of the Interest Period relating thereto, such prepayment shall be accompanied by the payment of any amounts due pursuant to §4.8.  The Borrower shall give the Agent, no later than 10:00 a.m., Cleveland time, at least five (5) Business Days’ prior written notice of any prepayment pursuant to this §3.3, in each case specifying the proposed date of payment of Loans and the principal amount to be paid.

§3.4           Partial Prepayments.  Each partial prepayment of the Loans under §3.3 shall be in a minimum amount of $100,000, shall be accompanied by the payment of accrued interest on the principal prepaid to the date of payment and, after payment of such interest, shall be applied, in the absence of instruction by the Borrower, first to the principal of the Base Rate Loans and then to the principal of the LIBOR Rate Loans.

§3.5           Effect of Prepayments.  Amounts of the Loans hereunder prepaid under §3.2 and §3.3 may not be reborrowed.  Except as otherwise provided herein, all payments shall first be applied to accrued but unpaid interest and then to principal as provided above.

§4.	CERTAIN GENERAL PROVISIONS.

§4.1           Conversion Options.

(a)           The Borrower may elect from time to time to convert any of its outstanding Loans to a Loan of another Type and such Loan shall thereafter bear interest as a Base Rate Loan or a LIBOR Rate Loan, as applicable; provided that (i) with respect to any such conversion of a LIBOR Rate Loan to a Base Rate Loan, the Borrower shall give the Agent at least one (1) Business Day’s prior written notice of such election, and such conversion shall only be made on the last day of the Interest Period with respect to such LIBOR Rate Loan; (ii) with respect to any such conversion of a Base Rate Loan to a LIBOR Rate Loan the Borrower shall give the Agent at least three (3) LIBOR Business Days’ prior written notice of such election and the Interest Period requested for such Loan, the principal amount of the Loan so converted shall be in a minimum aggregate amount of $500,000 or an integral multiple of $100,000 in excess thereof and, after giving effect to the making of such Loan there shall be no more than two (2) LIBOR Rate Loans outstanding at any one time; and (iii) no Loan may be converted into a LIBOR Rate Loan when any Default or Event of Default has occurred and is continuing.  All or any part of the outstanding Loans of any Type may be converted as provided herein, provided that no partial conversion shall result in a Base Rate Loan in an aggregate principal amount of less than $500,000 or a LIBOR Rate Loan in an aggregate principal amount of less than $500,000 and that the aggregate principal amount of each Loan shall be in an integral multiple of $100,000.  On the date on which such conversion is being made, each Bank shall take such action as is necessary to transfer its Commitment Percentage of such Loans to its Domestic Lending Office or its LIBOR Lending Office, as the case may be.  Each Conversion Request relating to the conversion of a Base Rate Loan to a LIBOR Rate Loan shall be irrevocable by the Borrower.

(b)           Any Loan may be continued as such Type upon the expiration of an Interest Period with respect thereto by compliance by the Borrower with the terms of §4.1(a); provided that no LIBOR Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to a Base Rate Loan on the last day of the Interest Period relating thereto ending during the continuance of any Default or Event of Default.

(c)           In the event that the Borrower does not notify the Agent of its election hereunder with respect to any Loan to it, such Loan shall be automatically converted to a Base Rate Loan at the end of the applicable Interest Period.

§4.2           Commitment Fee.  The Borrower shall pay to KeyBank a fee of $90,000.00 for services rendered or to be rendered in connection with the Loan, which fee shall be fully earned when paid and non-refundable under any circumstances.

§4.3           [Intentionally Omitted.]

§4.4           Funds for Payments.

(a)           All payments of principal, interest, closing fees and any other amounts due hereunder or under any of the other Loan Documents shall be made to the Agent, for the respective accounts of the Banks and the Agent, as the case may be, at the Agent’s Head Office, not later than 1:00 p.m. (Cleveland time) on the day when due, in each case in lawful money of the United States in immediately available funds.  The Agent is hereby authorized to charge the accounts, if any, of the Borrower with KeyBank designated by the Borrower, on the dates when the amount thereof shall become due and payable, with the amounts of the principal of and interest on the Loans and all fees, charges, expenses and other amounts owing to the Agent and/or the Banks under the Loan Documents.

(b)           All payments by the Borrower hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrower is compelled by law to make such deduction or withholding.  If any such obligation is imposed upon the Borrower with respect to any amount payable by them hereunder or under any of the other Loan Documents, the Borrower will pay to the Agent, for the account of the Banks or (as the case may be) the Agent, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Banks or the Agent to receive the same net amount which the Banks or the Agent would have received on such due date had no such obligation been imposed upon the Borrower.  The Borrower will deliver promptly to the Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrower hereunder or under such other Loan Document.

(c)           Each Bank organized under the laws of a jurisdiction outside the United States shall provide the Borrower with such duly executed form(s) or statement(s) which may, from time to time, be prescribed by law and, which, pursuant to applicable provisions of (i) an income tax treaty between the United States and the country of residence of such Bank, (ii) the Code, or (iii) any applicable rules or regulations in effect under (i) or (ii) above, indicates the withholding status of such Bank; provided that nothing herein (including without limitation the failure or inability to provide such form or statement) shall relieve the Borrower of its obligations under §4.4(b).  Each Bank shall deliver photocopies of such forms or other appropriate certifications on or before the date that any such form shall expire or become obsolete and after the occurrence of any event requiring a change in the most recent form delivered to the Borrower for the Agent.  Any Bank which sells a participation in any of its Commitments shall be required to obtain such forms from any participant, and shall be required to withhold any amounts from such participant as required by the Code or Treasury Regulations issued pursuant thereto.

§4.5           Computations.  All computations of interest on the Loans and of other fees to the extent applicable shall be based on a 360-day year and paid for the actual number of days elapsed.  Except as otherwise provided in the definition of the term “Interest Period” with respect to LIBOR Rate Loans, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension.  The outstanding amount of the Loans as reflected on the records of the Agent from time to time shall be considered prima facie evidence of such amount.

§4.6           Suspension of LIBOR Rate Loans.  In the event that, prior to the commencement of any Interest Period relating to any LIBOR Rate Loan, the Agent shall reasonably determine that adequate and reasonable methods do not exist for ascertaining the LIBOR Rate for such Interest Period, or the Agent shall reasonably determine that the LIBOR Rate will not adequately and fairly reflect the cost to the Banks of making or maintaining LIBOR Rate Loans for such Interest Period, the Agent shall forthwith give notice of such determination (which shall be conclusive and binding on the Borrower and the Banks) to the Borrower and the Banks.  In such event (a) any Loan Request with respect to LIBOR Rate Loans shall be automatically withdrawn and shall be deemed a request for Base Rate Loans and (b) each LIBOR Rate Loan will automatically, on the last day of the then current Interest Period thereof, become a Base Rate Loan, and the obligations of the Banks to make LIBOR Rate Loans shall be suspended until the Agent determines that the circumstances giving rise to such suspension no longer exist, whereupon the Agent shall so notify the Borrower and the Banks.

§4.7           Illegality.  Notwithstanding any other provisions herein, if any present or future law, regulation, treaty or directive or the interpretation or application thereof shall make it unlawful, or any central bank or other governmental authority having jurisdiction over a Bank or its LIBOR Lending Office shall assert that it is unlawful, for any Bank to make or maintain LIBOR Rate Loans, such Bank shall forthwith give notice of such circumstances to the Agent and the Borrower and thereupon (a) the commitment of the Banks to make LIBOR Rate Loans or convert Loans of another type to LIBOR Rate Loans shall forthwith be suspended and (b) the LIBOR Rate Loans then outstanding shall be converted automatically to Base Rate Loans on the last day of each Interest Period applicable to such LIBOR Rate Loans or within such earlier period as may be required by law.

§4.8           Additional Interest.  If any LIBOR Rate Loan or any portion thereof is repaid, or converted to a Base Rate Loan for any reason on a date which is prior to the last day of the Interest Period applicable to such LIBOR Rate Loan, or if repayment of the Loans has been accelerated as provided in §12.1, the Borrower will pay to the Agent upon demand for the account of the Banks in accordance with their respective Commitment Percentages, in addition to any amounts of interest otherwise payable hereunder, any amounts required to compensate the Banks for any losses, costs or expenses which may reasonably be incurred as a result of such payment, reapportionment or conversion.

§4.9           Additional Costs, Etc.  Notwithstanding anything herein to the contrary, if any present or future applicable law, or any amendment or modification of present applicable law, which expression, as used herein, includes statutes, rules and regulations thereunder and legally binding interpretations thereof by any competent court or by any governmental or other regulatory body or official with appropriate jurisdiction charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Bank or the Agent by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

(a)           subject any Bank or the Agent to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Agreement, the other Loan Documents, such Bank’s Commitment or the Loans (other than taxes based upon or measured by the income or profits or gross receipts of such Bank or the Agent), or

(b)           materially change the basis of taxation (except for changes in taxes on income or profits) of payments to any Bank of the principal of or the interest on any Loans or any other amounts payable to any Bank under this Agreement or the other Loan Documents, or

(c)           impose or increase or render applicable any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or commitments of an office of any Bank, or

(d)           impose on any Bank or the Agent any other conditions or requirements with respect to this Agreement, the other Loan Documents, the Loans, such Bank’s Commitment, or any class of loans or commitments of which any of the Loans or such Bank’s Commitment forms a part; and the result of any of the foregoing is

(i)           to increase the cost to any Bank of making, funding, issuing, renewing, extending or maintaining any of the Loans or such Bank’s Commitment, or

(ii)           to reduce the amount of principal, interest or other amount payable to such Bank or the Agent hereunder on account of such Bank’s Commitment or any of the Loans, or

(iii)           to require such Bank or the Agent to make any payment or to forego any interest or other sum payable hereunder, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Bank or the Agent from the Borrower hereunder, then, and in each such case, the Borrower will within fifteen (15) days after demand made by such Bank or (as the case may be) the Agent at any time and from time to time and as often as the occasion therefor may arise, pay to such Bank or the Agent such additional amounts as such Bank or the Agent shall determine in good faith to be sufficient to compensate such Bank or the Agent for such additional cost, reduction, payment or foregone interest or other sum.  Each Bank and the Agent in determining such amounts may use any reasonable averaging and attribution methods, generally applied by such Bank or the Agent.

§4.10           Capital Adequacy.  If after the date hereof any Bank determines that (a) the adoption of or change in any law, rule, regulation or guideline regarding capital requirements for banks or bank holding companies or any change in the interpretation or application thereof by any governmental authority charged with the administration thereof, or (b) compliance by such Bank or its parent bank holding company with any guideline, request or directive of any such entity regarding capital adequacy (whether or not having the force of law), has the effect of reducing the return on such Bank’s or such holding company’s capital as a consequence of such Bank’s commitment to make Loans hereunder to a level below that which such Bank or holding company could have achieved but for such adoption, change or compliance (taking into consideration such Bank’s or such holding company’s then existing policies with respect to capital adequacy and assuming the full utilization of such entity’s capital) by any amount deemed by such Bank to be material, then such Bank may notify the Borrower thereof.  The Borrower agrees to pay to such Bank the amount of such reduction in the return on capital as and when such reduction is determined, upon presentation by such Bank of a statement of the amount and setting forth such Bank’s calculation thereof.  In determining such amount, such Bank may use any reasonable averaging and attribution methods.

§4.11           Indemnity of Borrower.  The Borrower agrees to indemnify each Bank and to hold each Bank harmless from and against any loss, cost or expense that such Bank may sustain or incur as a consequence of (a) default by the Borrower in payment of the principal amount of or any interest on any LIBOR Rate Loans as and when due and payable, including any such loss or expense arising from interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain its LIBOR Rate Loans, or (b) default by the Borrower in making a borrowing or conversion after the Borrower has given (or is deemed to have given) a Loan Request or a Conversion Request.

§4.12           Interest on Overdue Amounts; Late Charge.  Overdue principal on the Loans and all other overdue amounts payable hereunder or under any of the other Loan Documents (other than interest on the Loans) shall, following the expiration of any applicable cure period expressly provided for in this Agreement, bear interest payable on demand at a rate per annum equal to two percent (2.0%) above the rate that would otherwise be applicable at such time until such amount shall be paid in full (after as well as before judgment).  Overdue interest on the Loans shall, following the expiration of any applicable cure period expressly provided for in this Agreement, bear interest payable on demand at a rate equal to the lesser of (i) a per annum rate equal to two percent (2.0%) above the rate that would otherwise be applicable at such time or (ii) the maximum annual rate of interest permitted by applicable law until such amount shall be paid in full (after as well as before judgment), provided that in no event shall such rate exceed ten percent (10%) per annum.  In addition, the Borrower shall pay a late charge equal to four percent (4.0%) of any amount of interest and/or principal payable on the Loans or any other amounts payable hereunder or under the Loan Documents, which is not paid by the Borrower within fifteen (15) days after the same shall become due and payable.

§4.13           Certificate.  A certificate setting forth any amounts payable pursuant to §4.8, §4.9, §4.10, §4.11 or §4.12 and a brief explanation of such amounts which are due, submitted by any Bank or the Agent to the Borrower, shall be conclusive in the absence of manifest error.

§4.14           Limitation on Interest.  Notwithstanding anything in this Agreement to the contrary, all agreements between the Borrower and the Banks and the Agent, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of acceleration of the maturity of any of the Obligations or otherwise, shall the interest contracted for, charged or received by the Banks exceed the maximum amount permissible under applicable law.  If, from any circumstance whatsoever, interest would otherwise be payable to the Banks in excess of the maximum lawful amount, the interest payable to the Banks shall be reduced to the maximum amount permitted under applicable law; and if from any circumstance the Banks shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal balance of the Obligations of the Borrower and to the payment of interest or, if such excessive interest exceeds the unpaid balance of principal of the Obligations of the Borrower, such excess shall be refunded to the Borrower.  All interest paid or agreed to be paid to the Banks shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal of the Obligations of the Borrower (including the period of any renewal or extension thereof) so that the interest thereon for such full period shall not exceed the maximum amount permitted by applicable law.  This section shall control all agreements between the Borrower and the Banks and the Agent.

§5.	COLLATERAL SECURITY; GUARANTY.

§5.1           Collateral.  The Obligations of the Borrower shall be secured by (i) the Indemnity Agreement, (ii) a perfected first priority lien to be held by the Agent for the benefit of the Banks in the Collateral Property commonly known as West Allis and the Leases pursuant to the Security Deed and the Assignment of Leases, (iii) a perfected first priority lien or security interest to be held by the Agent for the benefit of the Banks in the Equity Interests in the Subsidiary Guarantors pursuant to the terms of the Assignment of Interests, and (iv) such additional collateral, if any, the Agent for the benefit of the Banks from time to time may accept as security for the Obligations with the consent of the Majority Banks, which consent may be given or withheld in the sole discretion of the Majority Banks.  The Obligations shall also be guaranteed pursuant to the terms of the Guaranty.

§5.2           [Intentionally Omitted.]

§5.3           [Intentionally Omitted.]

§5.4           Release of Collateral.  Upon termination of this Agreement and the Commitment of the Banks to make Loans and, the payment in full of all of the Obligations, the Agent, on behalf of the Banks, shall release the Collateral and shall execute such instruments of release as the Borrower and its counsel may reasonably request.

§5.5           Mortgages and Title Insurance.  At any time following the occurrence of and during the continuation of an Event of Default, the Agent may require the Borrower to deliver such mortgagee title insurance policies as Agent may reasonably require naming Agent as the insured thereunder and insuring the Security Deeds as first priority liens subject to no encumbrances other than those approved by Agent, in such form and in such amounts and containing such endorsements as Agent may reasonably require in form and substance reasonably satisfactory to Agent.

§6.	REPRESENTATIONS AND WARRANTIES OF THE BORROWER AND THE GUARANTORS.

The Borrower and the Guarantors, jointly and severally, respectively, each represent and warrant to the Agent and the Banks as follows.

§6.1           Corporate Authority, Etc.

(a)           Incorporation; Good Standing.  Borrower is a Delaware limited partnership, duly organized pursuant to its first amended and restated limited partnership agreement dated May 10, 1996, as amended by amendments one through twenty-five, and a Certificate of Limited Partnership and amendments thereto filed with the Secretary of the State of Delaware and is validly existing and in good standing under the laws of the State of Delaware.  The Trust is a Maryland real estate investment trust duly organized pursuant to its trust declaration dated October 2, 1997, as amended and supplemented, and a Certificate of Trust filed with the Secretary of the State of Maryland and is validly existing and in good standing under the laws of the State of Maryland.  Each Subsidiary Guarantor is a limited partnership, limited liability company or other entity duly organized and validly existing and in good standing under the laws of its respective State of organization.  Each of the Borrower and the Guarantors (i) has all requisite power to own its respective properties and interests and conduct its respective business as now conducted and as presently contemplated, and (ii) as to the Borrower and the Guarantors are in good standing as a foreign entity and is duly authorized to do business in the jurisdictions where each Collateral Property is located and in each other jurisdiction where a failure to be so qualified in such other jurisdiction could have a materially adverse effect on the business, assets or financial condition of such Person.  The Trust is a real estate investment trust in full compliance with and entitled to the benefits of §856 of the Code, and has elected to be treated as a real estate investment trust pursuant to the Code.

(b)           [Intentionally omitted.]

(c)           Authorization.  The execution, delivery and performance of this Agreement and the other Loan Documents to which the Borrower or the Guarantors is or is to become a party and the transactions contemplated hereby and thereby (i) are within the authority of such Person, (ii) have been duly authorized by all necessary proceedings on the part of such Person, (iii) do not and will not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which such Person is subject or any judgment, order, writ, injunction, license or permit applicable to such Person, (iv) do not and will not conflict with or constitute a default (whether with the passage of time or the giving of notice, or both) under any provision of the articles of incorporation, partnership agreement, declaration of trust or other charter documents or bylaws of, or any agreement or other instrument binding upon, such Person or any of its properties, and (v) do not and will not result in or require the imposition of any lien or other encumbrance on any of the properties, assets or rights of such Person.

(d)           Enforceability.  The execution and delivery of this Agreement and the other Loan Documents to which the Borrower, the Guarantors or any of their respective Subsidiaries is or is to become a party are valid and legally binding obligations of such Person enforceable in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors” rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

§6.2           Governmental Approvals.  The execution, delivery and performance of this Agreement and the other Loan Documents to which the Borrower or the Guarantors is or is to become a party and the transactions contemplated hereby and thereby do not require the approval or consent of, or filing with, any governmental agency or authority other than those already obtained and the filing of the Security Documents in the appropriate records office with respect thereto.

§6.3           [Intentionally Omitted.]

§6.4           Financial Statements.  The Borrower has delivered to each of the Banks:  (a) the consolidated balance sheet of the Trust and its respective Subsidiaries as of the Balance Sheet Date, and (b) certain other financial information relating to the Borrower, the Guarantors, their respective Subsidiaries and the Collateral Property.  Such balance sheet and other information have been prepared in accordance with GAAP and fairly present the financial condition of the Borrower, the Guarantors and their respective Subsidiaries as of such dates and the results of the operations of the Borrower, the Guarantors and their respective Subsidiaries and the Collateral Property for such periods.  There are no liabilities, contingent or otherwise, of the Borrower, the Guarantors or any of their respective Subsidiaries involving material amounts not disclosed in said financial statements and the related notes thereto.

§6.5           No Material Changes.  Since the Balance Sheet Date, there has occurred no materially adverse change in the financial condition or business of the Borrower, the Guarantors, and their respective Subsidiaries taken as a whole as shown on or reflected in the consolidated balance sheet of the Trust as of the Balance Sheet Date, or its consolidated statement of income or cash flows for the fiscal year then ended, other than changes in the ordinary course of business that have not had any materially adverse effect either individually or in the aggregate on the business or financial condition of such Person.

§6.6           Franchises, Patents, Copyrights, Etc.  The Borrower and the Guarantors possess all franchises, patents, copyrights, trademarks, trade names, service marks, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of their business substantially as now conducted without known conflict with any rights of others.  None of the Collateral Properties is owned or operated by Borrower or its Subsidiaries under or by reference to any trademark, trade name, service mark or logo.

§6.7           Litigation.  Except as stated on Schedule 6.7 there are no actions, suits, proceedings or investigations of any kind pending or to the knowledge of such person threatened against the Borrower or the Guarantors before any court, tribunal, arbitrator, mediator or administrative agency or board that, if adversely determined, might, either in any case or in the aggregate, materially adversely affect the properties, assets, financial condition or business of such Person or materially impair the right of such Person to carry on business substantially as now conducted by it, or result in any liability not adequately covered by insurance, or for which adequate reserves are not maintained on the balance sheet of such Person, or which question the validity of this Agreement or any of the other Loan Documents, any action taken or to be taken pursuant hereto or thereto or any lien or security interest created or intended to be created pursuant hereto or thereto, or which will adversely affect the ability of the Borrower or the Guarantors to pay and perform the Obligations in the manner contemplated by this Agreement and the other Loan Documents.  Except as set forth on Schedule 6.7, as of the date of this Agreement, there are no judgments outstanding against or adversely affecting any of the Borrower or the Guarantors.

§6.8           No Materially Adverse Contracts, Etc.  None of the Borrower or the Guarantors is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that has or is expected in the future to have a materially adverse effect on the business, assets or financial condition of such Person.  None of the Borrower or the Guarantors is a party to any contract or agreement that has or is expected, in the judgment of the partners or officers of such Person, to have any materially adverse effect on the business of any of them.

§6.9           Compliance with Other Instruments, Laws, Etc.  None of the Borrower or the Guarantors is in violation of any provision of its charter or other organizational documents, bylaws, or any agreement or instrument to which it may be subject or by which it or any of its properties may be bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that could result in the imposition of substantial penalties or materially and adversely affect the financial condition, properties or business of such Person.

§6.10           Tax Status.  Each of the Borrower and the Guarantors (a) has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (b) has paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings and (c) has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  Except as noted in item 3 on Schedule 6.7 hereto, there are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the partners or officers of such Person know of no basis for any such claim.  The Land is separately assessed for purposes of real estate tax assessment and payment.  There are no audits pending or to the knowledge of the Borrower threatened with respect to any tax returns filed by the Borrower or any Guarantor.

§6.11           No Event of Default.  No Default or Event of Default has occurred and is continuing.

§6.12           Investment Company Act.  None of the Borrower or the Guarantors is or after giving effect to any Loan will be, subject to regulation under the Federal Power Act or the Investment Company Act of 1940 or to any federal or state statute or regulation limiting its ability to incur indebtedness for borrowed money.

§6.13           [Intentionally Omitted].

§6.14           Setoff, Etc.  The Collateral and the rights of the Agent and the Banks with respect to the Collateral are not subject to any setoff, claims, withholdings or other defenses.

§6.15           Certain Transactions.  Except as set forth on Schedule 6.15, none of the officers, trustees, directors, or employees of the Borrower or the Guarantors is a party to any transaction with either or both of the Borrower or any Guarantor (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, trustee, director or such employee or, to the knowledge of the Borrower, the Guarantors, or any corporation, partnership, trust or other entity in which any officer, trustee, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

§6.16           Employee Benefit Plans.  The Borrower, the Guarantors and each ERISA Affiliate have fulfilled their respective obligations under the minimum funding standards of ERISA and the Code with respect to each Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan.  Neither the Borrower, the Guarantors nor any ERISA Affiliate has (a) sought a waiver of the minimum funding standard under Section 412 of the Code in respect of any Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan, (b) failed to make any contribution or payment to any Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan, or made any amendment to any Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan, which has resulted or could result in the imposition of a lien or the posting of a bond or other security under ERISA or the Code, or (c) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.  None of the Collateral constitutes a “plan asset” of any Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan.

§6.17           Regulations T, U and X.  No portion of any Loan is to be used for the purpose of purchasing or carrying any “margin security” or “margin stock” as such terms are used in Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R.  Parts 220, 221 and 224.  Neither the Borrower nor any Guarantor is engaged, and neither the Borrower nor any Guarantor will engage, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any “margin security” or “margin stock” as such terms are used in Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 220, 221 and 224.

§6.18           Environmental Compliance.  The Borrower and the Guarantors each has taken all commercially reasonable steps to investigate the past and present conditions and usage of the Collateral Property and the operations conducted thereon and, based upon such investigation makes the following representations and warranties.

(a)           With respect to the Collateral Property, except as specifically set forth in the written environmental site assessment reports provided to the Agent on or before the date hereof or as set forth on Schedule 6.18 attached hereto:  none of the Borrower or the Guarantors or any operator of the Collateral Property, or any operations thereon is in violation, or alleged violation, in any material respect of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including, without limitation, those arising under the Resource Conservation and Recovery Act (“RCRA”), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended (“CERCLA”), the Superfund Amendments and Reauthorization Act of 1986 (“SARA”), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state or local statute, regulation, ordinance, order or decree relating to the environment (hereinafter “Environmental Laws”), which violation involves the Collateral Property.

(b)           With respect to the Collateral Property, none of the Borrower or the Guarantors has received notice from any third party including, without limitation, any federal, state or local governmental authority, (i) that it has been identified by the United States Environmental Protection Agency (“EPA”) as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B (1986); (ii) that any hazardous waste, as defined by 42 U.S.C. §9601(5), any hazardous substances as defined by 42 U.S.C. §9601(14), any pollutant or contaminant as defined by 42 U.S.C. §9601(33) or any toxic substances, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws (“Hazardous Substances”) which it has generated, transported or disposed of have been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that the Borrower or any Guarantor conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party’s incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances.

(c)           With respect to the Collateral Property, except as specifically set forth in the written environmental site assessment reports provided to the Agent on or before the date hereof or as set forth on Schedule 6.18 attached hereto:  (i) no portion of the Collateral Property has been used for the handling, processing, storage or disposal of Hazardous Substances except in accordance with applicable Environmental Laws in all material respects, and no underground tank or other underground storage receptacle for Hazardous Substances is located on any portion of the Collateral Property; (ii) in the course of any activities conducted by either the Borrower or the Guarantors or the operators of its properties, no Hazardous Substances have been generated or are being used on the Collateral Property except in the ordinary course of business and in accordance with applicable Environmental Laws in all material respects; (iii) there has been no past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping (a “Release”) or threatened Release of Hazardous Substances on, upon, into or from the Collateral Property, or, to the best of the Borrower’s and Guarantors’ knowledge, on, upon, into or from the other properties of the Borrower or the Guarantors, which Release would have a material adverse effect on the value of the Collateral Property or adjacent properties or the environment; (iv) to the best of the Borrower’s and Guarantors’ knowledge, there have been no Releases on, upon, from or into any real property in the vicinity of any of the Collateral Property which through soil or groundwater contamination, may have come to be located on, and which would have a material adverse effect on the value of, the Collateral Property; and (v) any Hazardous Substances that have been generated on the Collateral Property have been transported off-site only by carriers having an identification number issued by the EPA or approved by a state or local environmental regulatory authority having jurisdiction regarding the transportation of such substance and treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under all applicable Environmental Laws, which transporters and facilities have been and are, to the best of the Borrower’s and Guarantors’ knowledge, operating in compliance with such permits and applicable Environmental Laws.

(d)           None of the Borrower, the Guarantors or the Collateral Property is subject to any requirement under applicable Environmental Law to perform Hazardous Substances site assessments, or to remove or remediate Hazardous Substances, or to give notice to any governmental agency or to record or deliver to other Persons an environmental disclosure document or statement (i) by virtue of the transactions set forth herein and contemplated hereby or (ii) as a condition to the recording of the Security Documents or to the effectiveness of any other transactions contemplated hereby.

§6.19           [Intentionally Omitted].

§6.20           Collateral Property.  The Borrower makes the following representations and warranties concerning the Collateral Property to the best of its knowledge and belief, to the extent applicable:

(a)           Off-Site Utilities.  All water, sewer, electric, gas, telephone and other utilities necessary for the use and operation of the Collateral Property are installed to the property lines of the Collateral Property through dedicated public rights of way or through perpetual private easements approved by the Agent with respect to which the Security Deed, as applicable, creates a valid and enforceable first lien.

(b)           Access, Etc.  The streets abutting the Collateral Property are dedicated and accepted public roads, to which the Collateral Property has direct access by trucks and other motor vehicles and by foot, as appropriate, or are perpetual private ways (with direct access by trucks and other motor vehicles and by foot to public roads) to which the Collateral Property has direct access as shown on the recorded plat for the Land and other land or in other recorded documents approved by the Agent and with respect to which the Security Deed, as applicable, creates a valid and enforceable first lien.  All private ways providing access to the Collateral Property are zoned in a manner which will permit access to the Land over such ways by trucks and other commercial and industrial vehicles, as appropriate and applicable.

(c)           Independent Building.  The Building is fully independent in all respects including, without limitation, in respect of structural integrity, heating, ventilating and air conditioning, plumbing, mechanical and other operating and mechanical systems, and electrical, sanitation and water systems, all of which are connected directly to off-site utilities located in public streets or ways or through insured perpetual private easements approved by the Agent.  The Building is located on a lot which is separately assessed for purposes of real estate tax assessment and payment.  The Building and all paved or landscaped areas related to or used in connection with the Building are located wholly within the perimeter lines of the lot or lots on which the Collateral Property is located, except as may be specifically shown on the Survey for the Collateral Property.

(d)           Condition of Building; No Asbestos.  The Building is, in all material respects, structurally sound, in good repair and free of defects in materials and workmanship.  All major building systems located within the Building, including without limitation heating, ventilating and air conditioning, electrical, sprinkler, plumbing or other mechanical systems, are in good working order and condition.  No asbestos is located in or on the Building, except for nonfriable asbestos or contained friable asbestos which is being monitored and/or remediated in accordance with the recommendations of an Environmental Engineer.

(e)           Building Compliance with Law.  The Building as presently constructed, used, occupied and operated does not, in any material respect, violate any applicable federal or state law or governmental regulation or any local ordinance, order or regulation, including but not limited to laws, regulations, or ordinances relating to zoning, building use and occupancy, subdivision control, fire protection, health, sanitation, safety, handicapped access, historic preservation and protection, tidelands, wetlands, flood control and Environmental Laws.  The Building complies, in all material respects, with applicable zoning laws and regulations and is not a so-called non-conforming use.  The zoning laws permit use of the Building for its current use.  There is such number of parking spaces on the lot or lots on which the Collateral Property is located as is adequate under the zoning laws and regulations to permit use of the Building for its current use.

(f)           Zoning.  Each Collateral Property constitutes a separate parcel which has been properly subdivided in accordance with all applicable state and local laws, regulations and ordinances to the extent required thereby or is part of PUD zoning, and neither the execution and delivery of the Assignments of Interests or the Security Deed, as applicable, nor the exercise of any remedies thereunder by Agent shall violate any such law or regulation relating to the subdivision of real property.

(g)           No Required Collateral Property Consents, Permits, Etc.  Neither the Borrower nor the Guarantors has received any notice of, and has no knowledge of, any approvals, consents, licenses, permits, utility installations and connections (including, without limitation, drainage facilities), curb cuts and street openings, required by applicable laws, rules, ordinances or regulations or any agreement affecting the Collateral Property for the maintenance, operation, servicing and use of the Collateral Property or the Land for its current use which have not been granted, effected, or performed and completed (as the case may be), or any fees or charges therefor which have not been fully paid, or which are no longer in full force and effect.  No such approvals, consents, permits or licenses (including, without limitation, any railway siding agreements) will terminate, or become void or voidable or terminable on any foreclosure sale of the Collateral.  To the best knowledge of the Borrower and the Guarantors, there are no outstanding notices, suits, orders, decrees or judgments relating to zoning, building use and occupancy, fire, health, sanitation or other violations affecting, against, or with respect to, the Collateral Property or any part thereof.

(h)           Insurance.  Neither the Borrower nor the Guarantors has received any outstanding notice from any insurer or its agent requiring performance of any work with respect to the Collateral Property or canceling or threatening to cancel any policy of insurance, and the Collateral Property complies with the requirements of all of the Borrower’s and the Guarantors’ insurance carriers.

(i)           Real Property Taxes; Special Assessments.  There are no unpaid or outstanding real estate or other taxes or assessments on or against the Collateral Property or any part thereof which are payable by the Borrower or the Guarantors (except only real estate or other taxes or assessments, that are not yet due and payable).  No abatement proceedings are pending with reference to any real estate taxes assessed against the Collateral Property, other than with respect to taxes which have been paid under protest and which are being contested in good faith.  Except as set forth in any current title commitment with respect to the Land delivered to the Agent prior to the Closing Date, there are no betterment assessments or other special assessments presently pending with respect to any portion of the Collateral Property, and neither the Borrower nor the Guarantors have received any notice of any such special assessment being contemplated.

(j)           Historic Status.  The Collateral Property is not located within any historic district pursuant to any federal, state or local law or governmental regulation.

(k)           Eminent Domain; Casualty.  There are no pending eminent domain proceedings against the Collateral Property or any part thereof, and, to the knowledge of the Borrower and the Guarantors, no such proceedings are presently threatened or contemplated by any taking authority.  Neither the Collateral Property, the Land or any part thereof is presently damaged or injured as a result of any fire, explosion, accident, flood or other casualty.

(l)           Leases.  An accurate and complete Rent Roll for the Collateral Property has been provided to the Agent.  The Leases reflected on such Rent Roll constitute as of the date thereof the sole agreements and understandings relating to leasing or licensing of space at the Collateral Property and in the Building relating thereto.  Each of the Leases was entered into as the result of arms-length negotiation and has not been modified, changed, altered, assigned, supplemented or amended in any respect, except as reflected on the Rent Roll, and no tenant is entitled to any free rent, partial rent, rebate of rent payments, credit, reduction or alternate rent, offset or deduction in rent, including, without limitation, lease support payments or lease buy-outs or reduced or altered rent as a result of the operation of any co-tenancy or similar clause, except as reflected in the Rent Roll.  There are no occupancies, rights, privileges or licenses in or to the Collateral Property or portion thereof other than pursuant to the Leases reflected in the Rent Roll previously furnished to the Agent for the Collateral Property.  Except as set forth in such Rent Roll, (a) the Leases reflected therein are in full force and effect in accordance with their respective terms, without any payment default or any other material default thereunder, nor, to the best of Borrower’s knowledge are there any defenses, counterclaims, offsets, concessions or rebates available to any tenant thereunder, and neither the Borrower nor the Guarantors has given or made, any notice of any payment or other material default, or any claim, which remains uncured or unsatisfied, with respect to any of the Leases, and (b) no tenant under a Lease has a currently effective right to terminate its Lease as a result of the operation of any co-tenancy or similar clause.  The Rent Roll furnished to the Agent accurately and completely sets forth all rents payable by and security, if any, deposited by tenants, no tenant having paid more than one month’s rent in advance.  All tenant improvements or work to be done for tenants on the Rent Roll, furnished or paid for by the Borrower or the Guarantors, or credited or allowed to a tenant, for, or in connection with, the Building pursuant to any Lease has been completed and paid for or provided for in a manner satisfactory to the Agent.  No material leasing, brokerage or like commissions, fees or payments are due from the Borrower or the Guarantors in respect of the Leases.

(m)           Management Agreements.  There are no management agreements for the Collateral Property except for the management agreement described on Schedule 6.20 hereto.

(n)           Other Material Real Property Agreements.  Except as listed on Schedule 6.23, there are no material agreements pertaining to the Collateral Property or the operation or maintenance of either thereof other than as described in this Agreement (including the Schedules hereto), PUD zoning documents, any title commitments with respect to the Land delivered to Agent or otherwise disclosed in writing to the Agent by the Borrower; and, except as disclosed on Schedule 6.23 hereto, no person or entity has any right or option to acquire the Collateral Property thereon or any portion thereof or interest therein.

§6.21           Loan Documents.  All of the representations and warranties made by or on behalf of the Borrower and the Guarantors in this Agreement and the other Loan Documents or any document or instrument delivered to the Agent or the Banks pursuant to or in connection with any of such Loan Documents are true and correct in all material respects, and neither the Borrower nor the Guarantors has failed to disclose such information as is necessary to make such representations and warranties not misleading.

§6.22           [Intentionally Omitted.]

§6.23           Brokers.  None of the Borrower or the Guarantors has engaged or otherwise dealt with any broker, finder or similar entity in connection with this Agreement or the Loans contemplated hereunder.

§6.24           Other Debt.  None of the Borrower or the Guarantors is in default of the payment of any Indebtedness or any other agreement, mortgage, deed of trust, security agreement, financing agreement, indenture or lease to which any of them is a party.  Neither the Borrower nor any Guarantor is a party to or bound by any agreement, instrument or indenture that may require the subordination in right or time or payment of any of the Obligations to any other indebtedness or obligation of the Borrower or such Guarantor.

§6.25           Solvency.  As of the Closing Date and after giving effect to the transactions contemplated by this Agreement and the other Loan Documents, including all Loans made or to be made hereunder, neither the Borrower nor the Guarantors is insolvent on a balance sheet basis such that the sum of such Person’s assets exceeds the sum of such Person’s liabilities, such Person is able to pay its debts as they become due, and such Person has sufficient capital to carry on its business.

§6.26           Contribution Agreement.  Borrower has delivered to the Agent a true, correct and complete copy of the Contribution Agreement.  The Contribution Agreement is in full force and effect in accordance with its terms, there are no material claims resulting from non-performance of the terms thereof or otherwise or any basis for a material claim by any party to the Contribution Agreement, nor has there been any waiver of any material terms thereunder.

§6.27           No Fraudulent Intent.  Neither the execution and delivery of this Agreement or any of the other Loan Documents nor the performance of any actions required hereunder or thereunder is being undertaken by the Borrower or any Guarantor with or as a result of any actual intent by any of such Persons to hinder, delay or defraud any entity to which any of such Persons is now or will hereafter become indebted.

§6.28           Transaction in Best Interests of Borrower; Consideration.  The transaction evidenced by this Agreement and the other Loan Documents is in the best interests of the Borrower, the Guarantors, and the creditors of such Persons.  The direct and indirect benefits to inure to the Borrower and the Guarantors pursuant to this Agreement and the other Loan Documents constitute substantially more than “reasonably equivalent value” (as such term is used in Section 548 of the Bankruptcy Code) and “valuable consideration,” “fair value,” and “fair consideration,” (as such terms are used in any applicable state fraudulent conveyance law), in exchange for the benefits to be provided by the Borrower and the Guarantors pursuant to this Agreement and the other Loan Documents, and but for the willingness of the Guarantors to guaranty the Loan, Borrower would be unable to obtain the financing contemplated hereunder which financing will enable the Borrower to have available financing to conduct and expand its business.

§6.29           Ownership.  No Person other than the Agent has any option, right of first refusal, right of first offer or other right to acquire all or any portion of the Collateral.

§6.30           Embargoed Persons.  None of the Borrower or the Guarantors are (and none of the Borrower or the Guarantors will be) a Person named on OFAC’s Specially Designated and Blocked Persons list) or under any statute, executive order (including the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and is not and shall not engage in any dealings or transactions or otherwise be associated with such persons.  In addition, Borrower hereby agrees to provide to the Banks any additional information that a Bank deems reasonably necessary from time to time in order to ensure compliance with all applicable laws concerning money laundering and similar activities.

§6.31           [Intentionally Omitted].

§6.32           Restatement of Representations Set Forth in the Master Loan Agreement.  The Borrower and the Trust restate and affirm each and every representation and warranty set forth in the Master Loan Agreement as if the same were more fully set forth herein (except to the extent of changes resulting from transactions contemplated or permitted by the  Master Loan Agreement and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and except to the extent that such representations and warranties relate expressly to an earlier date).

§7.	AFFIRMATIVE COVENANTS OF THE BORROWER AND THE GUARANTORS.

The Guarantors and the Borrower covenant and agree that, so long as any Loan or Note is outstanding or any Bank has any obligation to make any Loans:

§7.1           Punctual Payment.  The Borrower will duly and punctually pay or cause to be paid the principal and interest on the Loans and all interest and fees provided for in this Agreement, all in accordance with the terms of this Agreement and the Notes as well as all other sums owing pursuant to the Loan Documents.

§7.2           Maintenance of Office.  The Borrower and the Guarantors will maintain their chief executive office at 31500 Northwestern Highway, Suite 300, Farmington Hills, Michigan, 48334, or at such other place in the United States of America as the Borrower or Guarantors shall designate upon prior written notice to the Agent and the Banks, where notices, presentations and demands to or upon the Borrower or Guarantors in respect of the Loan Documents may be given or made.

§7.3           Records and Accounts.  The Borrower and the Guarantors will (a) keep true and accurate records and books of account in which full, true and correct entries will be made in accordance with GAAP and (b) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation and amortization of its properties, contingencies and other reserves.  Neither the Borrower nor the Guarantors shall, without the prior written consent of the Majority Banks, (x) make any material changes to the accounting principles used by such Person in preparing the financial statements and other information described in §6.4 except as required by GAAP or (y) change its fiscal year.

§7.4           Financial Statements, Certificates and Information.  The Borrower and the Guarantors will deliver or cause to be delivered to each of the Banks:

(a)           as soon as practicable, but in any event not later than one hundred (100) days after the end of each fiscal year of the Trust, the audited Consolidated balance sheet of the Trust and its Subsidiaries, at the end of such year, and the related audited Consolidated statements of income, changes in shareholder’s equity and cash flows for such year, each setting forth in comparative form the figures for the previous fiscal year and all such statements to be in reasonable detail, prepared in accordance with GAAP, and accompanied by an auditor’s report prepared without qualification by a nationally recognized accounting firm, the Form 10-K of the Trust filed with the SEC (unless the SEC has approved an extension, in which event the Trust will deliver to the Agent and the Banks a copy of the Form 10-K simultaneously with delivery to the SEC), and any other information the Banks may need to complete a financial analysis of the Borrower and the Guarantors;

(b)           as soon as practicable, but in any event not later than fifty-five (55) days after the end of each of the first three (3) fiscal quarters of the Trust, copies of the unaudited Consolidated Subsidiaries balance sheet of the Borrower and its Subsidiaries and the Trust and its Subsidiaries, respectively, as at the end of such quarter, and the related unaudited Consolidated statements of income, changes in shareholder’s equity and cash flows for the portion of the Borrower’s and Trust’s fiscal year then elapsed, all in reasonable detail and prepared in accordance with GAAP, together with a certification by the principal financial or accounting officer of the Borrower and the Trust, respectively, that the information contained in such financial statements fairly presents the financial position of such Person and its Subsidiaries on the date thereof (subject to year-end adjustments); provided, however, that unless otherwise requested by the Agent or the Majority Banks, the Borrower shall not be required to deliver the balance sheets, statements or other matters required by this §7.4(b) to the extent the same are incorporated in the balance sheets, statements and other matters delivered to the Banks by the Trust;

(c)           as soon as practicable, but in any event not later than fifty-five (55) days after the end of each of the fiscal quarters, an updated Rent Roll and operating statements with respect to the Collateral Property, such statements and reports to be in a form reasonably satisfactory to Agent;

(d)           promptly after they are filed with the Internal Revenue Service, copies of all annual federal income tax returns and amendments thereto of the Borrower and the Guarantors; and

(e)           from time to time such other financial data and information in the possession of the Borrower or the Guarantors (including without limitation auditors” management letters, property inspection and environmental reports and information as to zoning and other legal and regulatory changes affecting the Borrower, the Guarantors or their respective Subsidiaries) as the Agent may reasonably request.

Any material to be delivered pursuant to this §7.4 may be delivered electronically directly to Agent and the Banks provided that such material is in a format reasonably acceptable to Agent, and such material shall be deemed to have been delivered to Agent and the Banks upon Agent’s receipt thereof.  Upon the request of Agent, Borrower and the Guarantors shall deliver paper copies thereof to Agent and the Banks.  Borrower and the Guarantors authorize Agent and Arranger to disseminate any such materials through the use of Intralinks, SyndTrak or any other electronic information dissemination system, and the Borrower and the Guarantors release Agent and the Banks from any liability in connection therewith.

§7.5           Notices.

(a)           Defaults.  The Borrower will promptly notify the Agent in writing of the occurrence of any Default or Event of Default.  If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Agreement or under any note, evidence of indebtedness, indenture or other obligation to which or with respect to which the Borrower or the Guarantors is a party or obligor, whether as principal or surety, and such default would permit the holder of such note or obligation or other evidence of indebtedness to accelerate the maturity thereof, which acceleration would either cause a Default or Event of Default or would have a material adverse effect on the Borrower or any Guarantor, the Borrower shall forthwith give written notice thereof to the Agent and each of the Banks, describing the notice or action and the nature of the claimed default.

(b)           Environmental Events.  The Borrower will promptly give notice to the Agent (i) upon the Borrower obtaining knowledge of any potential or known Release of any Hazardous Substances at or from any Collateral Property; (ii) of any violation of any Environmental Law that the Borrower or the Guarantors reports in writing or is reportable by such Person in writing (or for which any written report supplemental to any oral report is made) to any federal, state or local environmental agency and (iii) upon becoming aware thereof, of any inquiry, proceeding, investigation, or other action, including a notice from any agency of potential environmental liability, of any federal, state or local environmental agency or board, that in either case involves any Collateral Property or has the potential to materially affect the assets, liabilities, financial conditions or operations of the Borrower or any Guarantor.

(c)           Notification of Claims Against Collateral.  The Borrower will, promptly upon becoming aware thereof, notify the Agent in writing of any setoff, claims (including, with respect to any Collateral Property, environmental claims), withholdings or other defenses to which any of the Collateral, or the rights of the Agent or the Banks with respect to the Collateral, are subject.  This §7.5 shall not require Borrower to deliver to Agent notices received from tenants; provided that the foregoing shall not relieve Borrower of any obligation to do so contained elsewhere in the Loan Documents.

(d)           Notice of Litigation and Judgments.  The Borrower will give notice to the Agent in writing within fifteen (15) days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting the Borrower or the Guarantors or to which the Borrower or the Guarantors is or is to become a party involving an uninsured claim against the Borrower or the Guarantors that could reasonably be expected to have a materially adverse effect on the Borrower or the Guarantors and stating the nature and status of such litigation or proceedings.  The Borrower will give notice to the Agent, in writing, in form and detail satisfactory to the Agent and each of the Banks, within ten (10) days of any judgment not covered by insurance, whether final or otherwise, against the Borrower or the Trust in an amount in excess of $10,000,000 or any Subsidiary Guarantor in an amount in excess of $1,000,000.

(e)           Notification of Banks.  Promptly after receiving any notice under this §7.5, the Agent will forward a copy thereof to each of the Banks, together with copies of any  certificates or other written information that accompanied such notice.

§7.6           Existence; Maintenance of Property.  Borrower will do or cause to be done all things necessary to preserve and keep in full force and effect its legal existence.  Guarantors will do or cause to be done all things necessary to preserve and keep in full force and effect their respective legal existence.  The Borrower and the Guarantors will do or cause to be done all things necessary to preserve and keep in full force all of their respective rights and franchises.  The Borrower and the Guarantors will continue to engage primarily in the businesses now conducted by it and in related businesses.

§7.7           Insurance.  With respect to the properties and businesses of Borrower, the Borrower will procure and maintain or cause to be procured and maintained insurance with financially sound and reputable insurers against such casualties and contingencies as shall be in accordance with the general practices of businesses engaged in similar activities in similar geographic areas and in amounts, containing such terms, in such forms and for such periods as may be reasonable and prudent, including, without limitation, if there are any Buildings on the Land, “all risks” or “special form” property insurance (including flood, earthquake and boiler and machinery coverages) on each Building on the Land and the contents therein of the Borrower or its Subsidiaries in an amount not less than one hundred percent (100%) of the full replacement cost of each such Building and the contents therein, with a replacement cost endorsement and an agreed amount endorsement, provided, however, that solely with respect to flood and earthquake insurance, such coverage may be in an amount less than one hundred percent (100%) of the full replacement cost so long as such amount is commercially reasonable and in accordance with general practices of businesses engaged in similar activities in similar geographic areas.  Such insurance as required by this §7.7 may be written on a blanket basis (i.e., insuring multiple properties of the Borrower) so long as the per occurrence limit is equal to or exceeds the limit required above.

§7.8           Taxes.  The Borrower and the Guarantors will duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges imposed upon it and upon the Collateral Property, sales and activities, or any part thereof, or upon the income or profits therefrom as well as all claims for labor, materials, or supplies that if unpaid might by law become a lien or charge upon any of its property; provided that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Borrower or the Guarantors shall have set aside on its books adequate reserves with respect thereto; and provided, further that forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor, the Borrower or such Guarantor either (i) will provide a bond issued by a surety reasonably acceptable to the Agent and sufficient to stay all such proceedings or (ii) if no such bond is provided, will pay each such tax, assessment, charge, levy or claim.

§7.9           Inspection of Properties and Books.  The Borrower and the Guarantors shall permit the Banks at such Bank’s expense to visit and inspect any of the properties of the Borrower or the Guarantors, and at the Borrower’s expense to examine the books of account of the Borrower or the Guarantors (and to make copies thereof and extracts therefrom) and to discuss the affairs, finances and accounts of the Borrower or the Guarantors with, and to be advised as to the same by, its officers, all at such reasonable times and intervals as the Agent or any Bank may reasonably request, provided that so long as no Default or Event of Default shall have occurred and be continuing, the Borrower shall not be required to pay for such examinations more often than once in any twelve (12) month period.  The Banks shall use good faith efforts to coordinate such visits and inspections so as to minimize the interference with and disruption to the Borrower” normal business operations.

§7.10           Compliance with Laws, Contracts, Licenses, and Permits.  The Borrower and the Guarantors will comply with (i) all applicable laws and regulations now or hereafter in effect wherever its business is conducted, including all Environmental Laws, (ii) the provisions of its corporate charter, limited liability company or operating agreement, partnership agreement or declaration of trust, as the case may be, and other charter documents and bylaws, (iii) all agreements and instruments to which it is a party or by which it or any of its properties may be bound, (iv) all applicable decrees, orders, and judgments, and (v) all licenses and permits required by applicable laws and regulations for the conduct of its business or the ownership, use or operation of its properties.  If at any time while any Loan or Note is outstanding or the Banks have any obligation to make Loans, any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that the Borrower or the Guarantors may fulfill any of their respective obligations hereunder or under the other Loan Documents, the Borrower will immediately take or cause to be taken all steps necessary to obtain or cause such Guarantor to obtain such authorization, consent, approval, permit or license and furnish the Agent and the Banks with evidence thereof.

§7.11           Use of Proceeds.  Subject to the terms, covenants and conditions set forth herein, the Borrower will use the proceeds of the Loans to acquire the property commonly known as Shoppes at Fox River, and for working capital purposes.

§7.12           Further Assurances.  Each of the Borrower and Guarantors will cooperate with the Agent and the Banks and execute such further instruments and documents as the Banks or the Agent shall reasonably request to carry out to their satisfaction the transactions contemplated by this Agreement and the other Loan Documents.

§7.13           Compliance.  The Borrower and the Guarantors shall operate their respective businesses in compliance with the terms and conditions of this Agreement and the other Loan Documents.

§7.14           Management Agreements.  There shall not be any agreements entered into by Borrower or the Guarantors for the management of the Collateral Property without the prior written consent of Agent, such consent not to be unreasonably withheld or delayed.

§7.15           [Intentionally Omitted.]

§7.16           [Intentionally Omitted.]

§7.17           [Intentionally Omitted.]

§7.18           [Intentionally Omitted.]

§7.19           Registered Servicemark.  Without prior written notice to the Agent, none of the Collateral Properties shall be owned or operated by the Borrower or any Guarantor under any trademark, tradename, servicemark or logo.  In the event any of the Collateral Properties shall be owned or operated under any tradename, trademark, servicemark or logo, Borrower or the applicable Guarantor shall enter into such agreements with Agent in form and substance reasonably satisfactory to Agent, as Agent may reasonably require to grant Agent a perfected first priority security interest therein and to grant to Agent or any successful bidder at a foreclosure sale of such Collateral Property or other Collateral, as applicable, the right and/or license to continue operating such Collateral Property under such tradename, trademark, servicemark or logo as determined by Agent.

§7.20           Casualty.  In the event of any loss or damage to the Collateral Property in an amount in excess of $1,000,000.00, the Borrower shall give prompt written notice to the insurance carrier and the Agent.  The Borrower shall not settle, adjust or compromise any claim under such insurance policies without the prior written consent of the Agent; provided, however, that the Borrower may make proof of loss, settle, adjust or compromise any claim under such insurance policies which is of an amount less than $1,000,000.00 so long as no Default or Event of Default has occurred and is continuing.  Any proceeds of such claim shall be paid to the Agent and applied to the payment of the Obligations whether or not then due, less reasonable out-of-pocket expenses incurred in connection with the settlement, adjustment or compromise of such claim.  Notwithstanding the foregoing, the Agent shall make such net proceeds available to the Borrower to reconstruct and repair the Collateral Property, in accordance with such terms and conditions as the Agent may prescribe for the disbursement of such proceeds to assure completion of such reconstruction or repair provided that (x) no Default or Event of Default shall have occurred and be continuing, (y) the Agent shall determine that adequate funds required to complete such repair or reconstruction are available and committed to such repair or reconstruction and (z) the Agent shall determine that such repair or reconstruction can be completed prior to the Maturity Date.

§7.21           Condemnation.  In the event that all or any portion of the Collateral Property shall be damaged or taken through condemnation (which term shall include any damage or taking by any governmental authority, quasi-governmental authority, any party having the power of condemnation, or any transfer by private sale in lieu thereof), or any such condemnation shall be threatened, which condemnation results in damage or taking or threat of taking in amount in excess of $250,000.00 the Borrower shall give prompt written notice to the Agent.  The Borrower shall not settle or compromise any claim, action or proceeding relating to such damage or condemnation without the prior written consent of the Agent; provided that the Borrower may make proof of loss and settle or compromise any such claim, action or proceeding which is of an amount less than $250,000.00 so long as no Default or Event of Default has occurred and is continuing.  Any proceeds, award or damages from such damage or condemnation shall be paid to the Agent and applied to the payment of the Obligations whether or not then due less reasonable out-of-pocket expenses incurred in connection with the settlement or compromise of such claim, action or proceeding.

§7.22           [Intentionally Omitted].

§7.23           Compliance with Covenants in Master Loan Agreement. The Borrower and Trust agree to perform and comply with each and every covenant, whether affirmative or negative, of the Borrower and Trust set forth in the Master Loan Agreement and the other “Loan Documents” (as defined in the Master Loan Agreement) as if the same were more fully set forth herein.  In the event that the Master Loan Agreement shall terminate or otherwise be of no force or effect, then without limiting the terms of §3.2(b), the obligation of the Borrower and Trust hereunder to perform each and every covenant therein and to restate and reaffirm every representation and warranty therein shall survive notwithstanding such termination.  Borrower and Trust shall furnish to Agent each of the financial statements, reports, compliance certificates and other items and information required under Article 7 of the Master Loan Agreement to be delivered to the “Agent” or the “Banks” thereunder, in the form and on the dates required by the Master Loan Agreement to be delivered to the “Agent” or the “Banks” for so long as this Agreement is in effect; provided that the delivery of such items to the Banks as “Banks” and the “Agent” under the Master Loan Agreement shall satisfy the foregoing requirement.  Upon the request of Agent, the Borrower and Trust shall enter into such amendments to the Loan Documents as Agent may reasonably request to incorporate some or all of the representatives, warranties and covenants of the Master Loan Agreement into the Loan Documents.

§7.24           Subsidiary Guarantors to Comply With Organizational Agreements.  Each Subsidiary Guarantor shall conduct its business in full compliance with and to not violate the terms and conditions of the Organizational Agreements in any material respects, shall do all things necessary to observe corporate limited liability company formalities, and to preserve its existence, and no Subsidiary Guarantor will amend, modify or otherwise change any of its Organizational Agreements without the prior written consent of the Agent, except as may be permitted pursuant to §8.13.  Each Subsidiary Guarantor shall perform all of its duties, responsibilities and obligations under the Organizational Agreements.

§8.	CERTAIN NEGATIVE COVENANTS OF THE BORROWER AND THE GUARANTORS.

The Borrower and the Guarantors, jointly and severally, covenant and agree that, so long as any Loan or Note is outstanding or any of the Banks has any obligation to make any Loans:

§8.1           Restrictions on Indebtedness.  No Subsidiary Guarantor will create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

(a)           Indebtedness to the Banks arising under any of the Loan Documents;

(b)           current liabilities of such Subsidiary Guarantor incurred in the ordinary course of business but not incurred through (i) the borrowing of money, or (ii) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services;

(c)           Indebtedness in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of §7.8;

(d)           Indebtedness in respect of judgments or awards the existence of which does not create an Event of Default;

(e)           endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business;

(f)           Indebtedness in respect of purchase money financing for equipment, computers and vehicles acquired in the ordinary course of such Subsidiary Guarantor’s business not exceeding $250,000.00; and

(g)           With respect to Fox River only, the Fox River Earn-out Obligation.

§8.2           Restrictions on Liens Etc.  No Subsidiary Guarantor shall (a) create or incur or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, charge, restriction or other security interest of any kind upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (b) transfer any of its property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (c) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; (d) suffer to exist for a period of more than thirty (30) days after the same shall have been incurred any Indebtedness or claim or demand against it that if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; (e) sell, assign, pledge or otherwise transfer any accounts, contract rights, general intangibles, chattel paper or instruments, with or without recourse; or (f) incur or maintain any obligation which prohibits the creation or maintenance of any lien securing the Obligations (collectively, “Liens”); provided that each Subsidiary Guarantor may create or incur or suffer to be created or incurred or to exist:

(a)           liens on properties to secure taxes, assessments and other governmental charges or claims for labor, material or supplies in respect of obligations not overdue or which are being contested as permitted by §7.8;

(b)           deposits or pledges made in connection with, or to secure payment of, workers” compensation, unemployment insurance, old age pensions or other social security obligations;

(c)           liens on properties other than (i) the Collateral Property or any interest therein (including the rents, issues and profits therefrom), (ii) any of the Collateral, or (iii) any interest of Borrower in such Subsidiary Guarantor, in respect of judgments, awards or indebtedness, the Indebtedness with respect to which is permitted by §8.1(d);

(d)           encumbrances on properties consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, licenses (including for the performance of due diligence by purchasers of the Land), and other minor non-monetary liens or encumbrances none of which interferes materially with the use of the property affected in the ordinary conduct of the business of such Subsidiary Guarantor, which encumbrances, liens or defects do not individually or in the aggregate have a materially adverse effect on the use or value of such property or on the business of such Subsidiary Guarantor and do not make title to such property unmarketable by the conveyancing standards in effect where such property is located; and

(e)           liens in favor of the Agent and the Banks under the Loan Documents.

§8.3           Restrictions on Investments.  No Subsidiary Guarantor will make or permit to exist or to remain outstanding any Investment except Investments in:

(a)           marketable direct or guaranteed obligations of the United States of America that mature within one (1) year from the date of purchase by the Borrower, Trust or their Subsidiaries;

(b)           marketable direct obligations of any of the following: Federal Home Loan Mortgage Corporation, Student Loan Marketing Association, Federal Home Loan Banks, Federal National Mortgage Association, Government National Mortgage Association, Bank for Cooperatives, Federal Intermediate Credit Banks, Federal Financing Banks, Export-Import Bank of the United States, Federal Land Banks, or any other agency or instrumentality of the United States of America;

(c)           demand deposits, certificates of deposit, bankers acceptances and time deposits of United States banks having total assets in excess of $100,000,000; provided, however, that the aggregate amount at any time so invested with any single bank having total assets of less than $1,000,000,000 will not exceed $200,000;

(d)           [Intentionally Omitted];

(e)           [Intentionally Omitted];

(f)           repurchase agreements having a term not greater than ninety (90) days and fully secured by securities described in the foregoing subsection (a), (b) or (e) with banks described in the foregoing subsection (c) or with financial institutions or other corporations having total assets in excess of $500,000,000;

(g)           shares of so-called “money market funds” registered with the SEC under the Investment Company Act of 1940 which maintain a level per-share value, invest principally in investments described in the foregoing subsections (a) through (f) and have total assets in excess of $50,000,000;

(h)           the Collateral Property; and

(i)           any loans to tenants under the Leases for tenant improvements that are provided in the ordinary course of business.

§8.4           Merger, Consolidation.  No Subsidiary Guarantor will become a party to any merger, consolidation or other business combination or disposition of all or substantially all of its assets.

§8.5           Conduct of Business.  No Subsidiary Guarantor will conduct any of its business operations other than through such Subsidiary Guarantor.  No reorganizations, spin-offs or new business lines of any Subsidiary Guarantor shall be established or occur without the prior written consent of the Majority Banks, except as permitted under §5.2.

§8.6           Compliance with Environmental Laws.  Neither the Borrower nor the Guarantors will do any of the following:  (a) use any of the Collateral Property or any portion thereof as a facility for the handling, processing, storage or disposal of Hazardous Substances, except for such quantities of Hazardous Substances as are appropriate for a retail shopping center and used in the ordinary course of business and in compliance in all material respects with all applicable Environmental Laws, (b) cause or permit to be located on the Collateral Property any underground tank or other underground storage receptacle for Hazardous Substances except in material compliance with Environmental Laws, (c) generate any Hazardous Substances on the Collateral Property except in material compliance with Environmental Laws, (d) conduct any activity at the Collateral Property or use the Collateral Property in any manner so as to cause a Release of Hazardous Substances on, upon or into the Collateral Property or any surrounding properties or any threatened Release of Hazardous Substances in any material amount which might give rise to liability under CERCLA or any other Environmental Law, or (e) directly or indirectly transport or arrange for the transport of any Hazardous Substances (except in material compliance with all Environmental Laws).

The Borrower shall:

(i)           in the event of any change in Environmental Laws governing the assessment, release or removal of Hazardous Substances, which change would lead a prudent lender to require additional testing to avail itself of any statutory insurance or limited liability, take all action (including, without limitation, the conducting of engineering tests at the sole expense of the Borrower) to confirm that no Hazardous Substances are or ever were Released or disposed of on the Collateral Property; and

(ii)           if any Release or disposal of Hazardous Substances shall occur or shall have occurred on the Collateral Property (including without limitation any such Release or disposal occurring prior to the acquisition of the Collateral Property by the Borrower), cause the prompt containment and removal of such Hazardous Substances and remediation of the Collateral Property in full compliance with all applicable laws and regulations and to the satisfaction of the Majority Banks; provided, that the Borrower shall be deemed to be in compliance with Environmental Laws for the purpose of this clause (ii) so long as it or a responsible third party with sufficient financial resources is taking reasonable action to remediate or manage any event of noncompliance to the reasonable satisfaction of the Majority Banks and no action shall have been commenced by any enforcement agency.  The Majority Banks may engage their own environmental consultant to review the environmental assessments and the Borrower’s compliance with the covenants contained herein.

At any time after an Event of Default shall have occurred hereunder, or, whether or not an Event of Default shall have occurred, at any time that the Agent or the Majority Banks shall have reasonable grounds to believe that a Release or threatened Release of Hazardous Substances may have occurred, relating to the Collateral Property, or that the Collateral Property is not in compliance with the Environmental Laws, the Agent may at its election (and will at the request of the Majority Banks) obtain such environmental assessments of the Collateral Property prepared by an Environmental Engineer as may be necessary or advisable for the purpose of evaluating or confirming (i) whether any Hazardous Substances are present in the soil or water at or adjacent to the Collateral Property and (ii) whether the use and operation of the Collateral Property comply with all Environmental Laws.  Environmental assessments may include detailed visual inspections of the Collateral Property including, without limitation, any and all storage areas, storage tanks, drains, dry wells and leaching areas, and the taking of soil samples, as well as such other investigations or analyses as are necessary or appropriate for a complete determination of the compliance of the Collateral Property and the use and operation thereof with all applicable Environmental Laws.  All such environmental assessments shall be at the sole cost and expense of the Borrower.

§8.7           Distributions.  Neither the Borrower nor the Guarantors shall make any Distributions which would cause it to violate any of the following covenants:

(a)           In the event that an Event of Default shall have occurred and be continuing, no Subsidiary Guarantor shall make any Distributions ;

(b)           In the event that an Event of Default shall have occurred and be continuing, neither the Borrower nor the Trust shall make any Distributions other than the minimum Distributions by the Borrower to the Trust and by the Trust required under the Code to maintain the REIT Status of the Trust, as evidenced by a certification of the principal financial or accounting officer of the Trust containing calculations in reasonable detail satisfactory in form and substance to Agent; provided, however, that neither Borrower nor the Trust shall be entitled to make any Distributions in connection with the repurchase of common or preferred stock of the Trust at any time after an Event of Default shall have occurred and be continuing; and

(c)           Notwithstanding the foregoing, at any time when an Event of Default shall have occurred and the maturity of the Obligations has been accelerated, neither the Borrower nor the Trust shall make any Distributions whatsoever, directly or indirectly.

§8.8           [Intentionally Omitted.]

§8.9           [Intentionally Omitted.]

§8.10           [Intentionally Omitted.]

§8.11           Additional Restrictions Concerning the Collateral and Collateral Property.  Subject to the terms of §3.2 and §5.4 of this Agreement and except as provided therein, the Borrower will not, without the prior written consent of the Banks in each instance, directly or indirectly: (i) sell, convey, assign, transfer, lease, contribute, option, mortgage, pledge, encumber, charge, hypothecate or dispose of any Collateral Property, any Collateral or any part thereof or interest therein; or any income or profits therefrom, or any other accounts, contract rights, general intangibles, instruments, chattel paper or other assets or claims, whether now owned or hereafter acquired; or (ii) create or suffer to be created or to exist any lien, encumbrance, security interest, mortgage, pledge, restriction, attachment or other charge of any kind upon, or any levy, seizure, attachment or foreclosure of, the Collateral Property, any Collateral or any part thereof or interest therein, or any income or profit therefrom, or any other accounts, contract rights, general intangibles, instruments, chattel paper or other assets or claims, whether now owned or hereafter acquired.  For the purposes of this paragraph, the sale, conveyance, transfer, disposition, alienation, hypothecation or encumbering of all or any portion of any interest in any Subsidiary Guarantor or the creation or addition of a new shareholder or other owner of any interest in any Subsidiary Guarantor shall be deemed to be a transfer of an interest in a Collateral Property.  Notwithstanding the foregoing, Borrower may enter into leases, or amend or terminate existing leases, in the ordinary course of business.

§8.12           Additional Covenants with Respect to Indebtedness, Operations, Fundamental Changes.  Notwithstanding anything in this Agreement to the contrary, each Subsidiary Guarantor represents, warrants and covenants as of the date hereof and until such time as the Obligations are paid in full that such Subsidiary Guarantor:

(a)           does not own and will not own any asset other than the Collateral Property acquired as the result of an arms-length transaction with a third party other than an Affiliate, and such incidental personal property as such Subsidiary Guarantor considers necessary, advisable, convenient or appropriate in connection with the ownership of such assets;

(b)           is not engaged and will not engage in any business other than the ownership and operation and sale of its assets described in 8.12(a);

(c)           does not and will not have any Subsidiaries (whether the same would constitute an entity that could be consolidated on such Subsidiary Guarantor’s financial statements or a minority interest);

(d)           will not enter into any contract or agreement with any partner, member, shareholder, principal or affiliate of such Subsidiary Guarantor or any affiliate of any such partner, member, shareholder, principal or affiliate, except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than an affiliate (provided that the foregoing shall not prohibit the execution of the agreements described on Schedule 6.23 hereto or performance thereunder);

(e)           has no other Indebtedness and will not incur any Indebtedness, other than Indebtedness permitted pursuant to §8.1;

(f)           will not make any loans or advances to any third party other than any loans to tenants under the Leases for tenant improvements that are provided in the ordinary course of business;

(g)           is and will remain solvent and pay its debts and liabilities (including, without limitation, employment and overhead expenses) from its own assets as the same shall become due;

(h)           has done or caused to be done and will do all things necessary to observe limited liability company, partnership or corporate formalities, as applicable, and to preserve its existence, and will not, nor will any member thereof amend, modify or otherwise change its organizational documents in a manner which adversely affects such Subsidiary Guarantor’s existence as a single purpose entity;

(i)           will conduct and operate its business as presently conducted and operated;

(j)           will maintain books and records and bank accounts (if any) separate from those of its affiliates, including its members;

(k)           will be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any affiliate thereof, including any partner, member, shareholder or any affiliate of any partner, member or shareholder of such Subsidiary Guarantor);

(l)           will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

(m)           will not, nor shall any member, partner, shareholder or affiliate, seek the dissolution or winding up, in whole or in part, of such Subsidiary Guarantor;

(n)           will not enter into any transaction of merger, consolidation or other business combination, or acquire by purchase or otherwise all or substantially all of the business or assets of, or any stock or beneficial ownership of, such Subsidiary Guarantor;

(o)           will not commingle the funds and other assets of such Subsidiary Guarantor with those of any partner, member, shareholder, any affiliate or any other Person;

(p)           has and will maintain its assets in such a manner that it is not costly or difficult to segregate, ascertain or identify its individual assets from those of any affiliate or any other Person;

(q)           does not and will not hold itself out to be responsible for the debts or obligations of any other Person other than to guaranty the Obligations of Borrower under the Loan Documents; and

(r)           shall comply with the provisions of the Organizational Agreements.

§8.13           Modification of Organizational Agreements and other Key Documents.  No Subsidiary Guarantor shall modify, amend, cancel, release, surrender or terminate any of the Organizational Agreements, or dissolve, liquidate, redeem, cancel, wind-up or permit the dissolution, liquidation, redemption, cancellation, winding-up or expiration of such Subsidiary Guarantor, or any of the Organizational Agreements, or seek or permit the partition of any of the assets of such Subsidiary Guarantor, without in each instance the prior written consent of the Agent, which consent may be withheld by the Agent in its sole and absolute discretion.  Notwithstanding the foregoing, however, Agent shall not unreasonably withhold its consent to any modification or amendment of the Organizational Agreements which does not affect or have an impact on (a) the management of such Subsidiary Guarantor, (b) any voting rights, (c) the rights to receive distributions, (d) any provisions of the Organizational Agreements concerning actions that such Subsidiary Guarantor is either authorized to do or that are ultra vires, or (e) otherwise materially affect such Subsidiary Guarantor or the rights and benefits afforded to the Agent and the Banks pursuant to this Agreement and the other Loan Documents.

§9.	[INTENTIONALLY OMITTED.]

§10.	CLOSING CONDITIONS.

The obligations of the Agent and the Banks to enter into this Agreement and to make the Loans to the Borrower shall be subject to the satisfaction of the following:

§10.1           Loan Documents.  Each of the Loan Documents shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance reasonably satisfactory to the Agent.  The Agent shall have received a fully executed copy of each such document, except that each Bank shall have received a fully executed counterpart of its Note, if any.

§10.2           Certified Copies of Organizational Documents.  The Agent shall have received from the Borrower a copy, certified as of a recent date by the appropriate officer of each State in which the Borrower or the Guarantors, as applicable, is organized or in which the Collateral Property is located and a duly authorized partner, member or officer of such Person, as applicable, to be true and complete, of the partnership agreement, corporate charter, declaration of trust or other organizational documents of the Borrower or the Guarantors, as applicable, or its qualification to do business, as applicable, as in effect on such date of certification.

§10.3           Resolutions.  All action on the part of the Borrower and the Guarantors as applicable, necessary for the valid execution, delivery and performance by such Person of this Agreement and the other Loan Documents to which such Person is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Agent shall have been provided to the Agent.  The Agent shall have received from the Trust and Borrower true copies of the resolutions adopted by its board of directors authorizing the transactions described herein, each certified by its secretary as of a recent date to be true and complete.

§10.4           Incumbency Certificate; Authorized Signers.  The Agent shall have received incumbency certificates, dated as of the date of this Agreement, signed by a duly authorized officer of the Trust (with respect to the Borrower and the Guarantors) giving the name and bearing a specimen signature of each individual who shall be authorized to sign, in the name and on behalf of the Borrower and the Guarantors, each of the Loan Documents to which such Person is or is to become a party.  The Agent shall have also received from the Borrower a certificate, dated as of the date of this Agreement, signed by a duly authorized officer of the Borrower and giving the name and specimen signature of each individual who shall be authorized to make Loan and Conversion Requests, and to give notices and to take other action on behalf of the Borrower under the Loan Documents.

§10.5           Opinion of Counsel.  The Agent shall have received a favorable opinion addressed to the Banks and the Agent and dated as of the date of this Agreement, in form and substance satisfactory to the Banks and the Agent, from counsel of the Borrower and the Guarantors as to such matters as the Agent shall reasonably request.

§10.6           Payment of Fees.  The Borrower shall have paid to KeyBank the fees required to be paid at closing pursuant to §4.2.

§10.7           Performance; No Default.  The Borrower and Guarantors shall have performed and complied with all terms and conditions herein required to be performed or complied with by it on or prior to the Closing Date, and on the Closing Date there shall exist no Default or Event of Default.

§10.8           Representations and Warranties.  The respective representations and warranties made by the Borrower and the Guarantors in the Loan Documents or otherwise made by or on behalf of the Borrower or the Guarantors in connection therewith or after the date thereof shall have been true and correct in all material respects when made and shall also be true and correct in all material respects on the Closing Date.

§10.9           Proceedings and Documents.  All proceedings in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be reasonably satisfactory to the Agent and the Agent’s Special Counsel in form and substance, and the Agent shall have received all information and such counterpart originals or certified copies of such documents and such other certificates, opinions or documents as the Agent and the Agent’s Special Counsel may reasonably require.

§10.10                      Stockholder and Partner Consents.  The Agent shall have received evidence satisfactory to the Agent that all necessary stockholder, member and partner consents required in connection with the consummation of the transactions contemplated by this Agreement and the other Loan Documents have been obtained.

§10.11                      [Intentionally Omitted.]

§10.12                      [Intentionally Omitted.]

§10.13                      [Intentionally Omitted.]

§10.14                      No Legal Impediment.  No change shall have occurred in any law or regulations thereunder or interpretations thereof that in the reasonable opinion of any Bank would make it illegal for such Bank to make such Loan.

§10.15                      Governmental Regulation.  Each Bank shall have received such statements in substance and form reasonably satisfactory to such Bank as such Bank shall require for the purpose of compliance with any applicable regulations of the Comptroller of the Currency or the Board of Governors of the Federal Reserve System.

§10.16                      [Intentionally omitted.]

§10.17                      [Intentionally Omitted.]

§10.18                      No Condemnation/Taking.  The Agent shall have received written confirmation from the Borrower that no condemnation proceedings are pending or to the Borrower’s knowledge threatened against any Collateral Property or, if any such proceedings are pending or threatened, identifying the same and the Collateral Property affected thereby and the Agent shall have determined that none of such proceedings is or will be material to the Collateral Property affected thereby.

§10.19                      Other.  The Agent shall have reviewed such other documents, instruments, certificates, opinions, assurances, consents and approvals as the Agent or the Agent’s Special Counsel may reasonably have requested.

§11.	CONDITIONS TO ALL BORROWINGS.

The obligations of the Banks to make any Loan, whether on or after the date of this Agreement, shall also be subject to the satisfaction of the following conditions precedent:

§11.1           Prior Conditions Satisfied.  All conditions set forth in §10 shall continue to be satisfied as of the date upon which any Loan is to be made.

§11.2           Representations True; No Default.  Each of the representations and warranties made by or on behalf of the Borrower or the Guarantors contained in this Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Agreement shall be true as of the date as of which they were made and shall also be true at and as of the time of the making of such Loan with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and except to the extent that such representations and warranties relate expressly to an earlier date) and no Default or Event of Default shall have occurred and be continuing.  The Agent shall have received a certificate of the Borrower and the Guarantors signed by an authorized officer of the Borrower and the Guarantors to such effect.

§11.3           Borrowing Documents.  In the case of any request for a Loan, the Agent shall have received the Loan Request required by §2.6 in the form of Exhibit D hereto.

§11.4           Master Credit Agreement.  No event or circumstance shall have occurred or exist which would excuse the “Banks” under the Master Credit Agreement from any obligation to provide loans or letters of credit to Borrower thereunder.

§12.	EVENTS OF DEFAULT; ACCELERATION; ETC.

§12.1           Events of Default and Acceleration.  If any of the following events (“Events of Default” or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, “Defaults”) shall occur:

(a)           the Borrower shall fail to pay any principal of any of the Loans after the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

(b)           the Borrower shall fail to pay any interest on the Loans, or any other fees or sums due hereunder or under any of the other Loan Documents, within ten (10) days after the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

(c)           the Borrower or any Guarantor or any of their respective Subsidiaries shall fail to perform or observe any term, covenant, condition or agreement contained in §7.23 and such failure under this §12.1(c) shall, as to the particular covenant or covenants contained in the Master Loan Agreement not so performed or observed continue beyond the period of any grace or notice and cure period set forth in the Master Loan Agreement with respect to the non-performance of such covenant;

(d)           the Borrower or any Guarantor shall fail to perform any other term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified in this §12), and such failure shall continue for thirty (30) days after written notice thereof shall have been given to the Borrower by the Agent;

(e)           any representation or warranty made by or on behalf of the Borrower or any Guarantor in this Agreement or any other Loan Document, or in any report, certificate, financial statement, request for a Loan, or in any other document or instrument delivered pursuant to or in connection with this Agreement, any advance of a Loan or any of the other Loan Documents shall prove to have been false in any material respect upon the date when made or deemed to have been made or repeated;

(f)           the Borrower or any Guarantor shall fail to pay at maturity, or within any applicable period of grace, any obligation for borrowed money or credit received or other Indebtedness (including, without limitation, any Derivatives Contract), or fail to observe or perform any material term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing any such borrowed money or credit received or other Indebtedness (including, without limitation, any Derivatives Contract) for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof or require the prepayment or purchase thereof, provided that solely with respect to the Borrower and the Trust the events described in this §12.1(f) shall not constitute an Event of Default unless such failure to perform, together with other failures to perform as described in this §12.1(f), involve singly or in the aggregate obligations for Recourse Indebtedness totaling in excess of $10,000,000.00 or Non-recourse Indebtedness totaling in excess of $30,000,000.00;

(g)           the Borrower or any Guarantor, (i) shall make an assignment for the benefit of creditors, or admit in writing its general inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of any such Person or of any substantial part of the assets of any thereof, (ii) shall commence any case or other proceeding relating to any such Person under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or (iii) shall take any action to authorize or in furtherance of any of the foregoing;

(h)           a petition or application shall be filed for the appointment of a trustee or other  custodian, liquidator or receiver of any of the Borrower or any Guarantor or any substantial part of the assets of any thereof, or a case or other proceeding shall be commenced against any such Person under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, and any such Person shall indicate its approval thereof, consent thereto or acquiescence therein or such petition, application, case or proceeding shall not have been dismissed within sixty (60) days following the filing or commencement thereof;

(i)           a decree or order is entered appointing any trustee, custodian, liquidator or receiver or adjudicating any of the Borrower or any Guarantor bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of any such Person in an involuntary case under federal bankruptcy laws as now or hereafter constituted;

(j)           there shall remain in force, undischarged, unsatisfied and unstayed, for more than sixty (60) days, whether or not consecutive, any uninsured final judgment against any of the Borrower, any Guarantor or any of their respective Subsidiaries that, with other outstanding uninsured final judgments, undischarged, against such Persons exceed in the aggregate $1,000,000.00 with respect to any Subsidiary Guarantor and $10,000,000.00 with respect to the Borrower and the Trust;

(k)           any of the Loan Documents or the Contribution Agreement shall be canceled, terminated, revoked or rescinded otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Banks, or any action at law, suit in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents or the Contribution Agreement shall be commenced by or on behalf of the Borrower, any Guarantor, any of their respective Subsidiaries or any of their respective holders of Voting Interests, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents or the Contribution Agreement is illegal, invalid or unenforceable in accordance with the terms thereof;

(l)           any dissolution, termination, partial or complete liquidation, merger or consolidation of the Borrower or any Guarantor or any sale, transfer or other disposition of the assets of the Borrower or any Guarantor other than as permitted under the terms of this Agreement or the other Loan Documents;

(m)           any suit or proceeding shall be filed against any Borrower or any Guarantor or any of their respective assets which in the good faith business judgment of the Majority Banks after giving consideration to the likelihood of success of such suit or proceeding and the availability of insurance to cover any judgment with respect thereto and based on the information available to them if adversely determined, would have a materially adverse effect on the ability of the Borrower or any Guarantor to perform each and every one of its obligations under and by virtue of the Loan Documents and such suit or proceeding is not dismissed within sixty (60) days following the filing or commencement thereof;

(n)           the Borrower or any Guarantor or any Person so connected with them shall be indicted for a federal crime, a punishment for which could include the forfeiture of any assets of Borrower or any Guarantor, including the Collateral;

(o)           with respect to any Guaranteed Pension Plan, an ERISA Reportable Event shall have occurred and the Majority Banks shall have determined in their reasonable discretion that such event reasonably could be expected to result in liability of the Borrower or any Guarantor to the PBGC or such Guaranteed Pension Plan in an aggregate amount exceeding $1,000,000 and such event in the circumstances occurring reasonably could constitute grounds for the termination of such Guaranteed Pension Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Guaranteed Pension Plan; or a trustee shall have been appointed by the United States District Court to administer such Plan or the PBGC shall have instituted proceedings to terminate such Guaranteed Pension Plan;

(p)           a Change of Control shall occur;

(q)           Dennis Gershenson shall cease to be active on a daily basis in the management of the Trust and the Borrower and a competent and experienced successor for such Person shall not be approved by the Majority Banks within six (6) months of such event, such approval not to be unreasonably withheld;

(r)           any Event of Default (as defined in any of the other Loan Documents) shall occur; or

(s)           An “Event of Default” (as defined in the Master Loan Agreement) shall occur.

then, and in any such event, the Agent may, and upon the request of the Majority Banks shall, by notice in writing to the Borrower (in addition to the rights afforded under §12.3) declare all amounts owing with respect to this Agreement, the Notes, and the other Loan Documents to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; provided that in the event of any Event of Default specified in §12.1(g), §12.1(h) or §12.1(i), all such amounts shall become immediately due and payable automatically without any requirement of presentment, demand, protest or other notice of any kind from any of the Banks or the Agent.

§12.2           Limitation of Cure Periods.  Notwithstanding the provisions of subsections (b) and (d) of §12.1, the cure periods provided therein shall not be allowed and the occurrence of a Default thereunder immediately shall constitute an Event of Default for all purposes of this Agreement and the other Loan Documents if, within the period of twelve (12) months immediately preceding the occurrence of such Default, there shall have occurred two (2) periods of cure or portions thereof under any one or more than one of said subsections.

§12.3           Termination of Commitments.  If any one or more Events of Default specified in §12.1(g), §12.1(h) or §12.1(i) shall occur, then immediately and without any action on the part of the Agent or any Bank any unused portion of the credit hereunder shall terminate and the Banks shall be relieved of all obligations to make Loans to the Borrower.  If any other Event of Default shall have occurred, the Agent, upon the election of the Majority Banks, may by notice to the Borrower terminate the obligation to make Loans to the Borrower.  No termination under this §12.3 shall relieve the Borrower of its obligations to the Banks arising under this Agreement or the other Loan Documents.

§12.4           Remedies.  In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Banks shall have accelerated the maturity of the Loans pursuant to §12.1, the Agent on behalf of the Banks may, with the consent of the Majority Banks but not otherwise, proceed to protect and enforce their rights and remedies under this Agreement, the Notes, or any of the other Loan Documents by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement and the other Loan Documents or any instrument pursuant to which the Obligations are evidenced, including to the full extent permitted by applicable law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right.  No remedy herein conferred upon the Agent or the holder of any of the Obligations is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.  In the event that all or any portion of the Obligations is collected by or through an attorney-at-law, the Borrower shall pay all costs of collection including, but not limited to, reasonable attorneys” fees.

§12.5           Distribution of Proceeds.  In the event that, following the occurrence and during the continuance of any Event of Default, any monies are received in connection with the enforcement of any of the Loan Documents, or otherwise with respect to the realization upon any of the Collateral or assets of the Borrower or the Guarantors, such monies shall be distributed for application as follows:

(a)           First, to the payment of, or (as the case may be) the reimbursement of, the Agent for or in respect of all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Agent to protect or preserve the Collateral or in connection with the collection of such monies by the Agent, for the exercise, protection or enforcement by the Agent of all or any of the rights, remedies, powers and privileges of the Agent under this Agreement or any of the other Loan Documents or in respect of the Collateral or in support of any provision of adequate indemnity to the Agent against any taxes or liens which by law shall have, or may have, priority over the rights of the Agent to such monies;

(b)           Second, to all other Obligations in such order or preference as the Majority Banks shall determine; provided, however, that (i) distributions in respect of such Obligations shall be made pari passu among Obligations with respect to the Agent’s fee payable pursuant to §4.3 and all other Obligations, (ii) in the event that any Bank shall have wrongfully failed or refused to make an advance under §2.5 and such failure or refusal shall be continuing, advances made by other Banks during the pendency of such failure or refusal shall be entitled to be repaid as to principal and accrued interest in priority to the other Obligations described in this subsection (b), (iii) Obligations owing to the Banks with respect to each type of Obligation such as interest, principal, fees and expenses, shall be made among the Banks pro rata, and (iv) amounts received or realized from the Borrower shall be applied against the Obligations of the Borrower; and provided, further that the Majority Banks may in their discretion make proper allowance to take into account any Obligations not then due and payable; and

(c)           Third, the excess, if any, shall be returned to the Borrower or to such other Persons as are entitled thereto.

§13.	SETOFF.

Regardless of the adequacy of any collateral, during the continuance of any Event of Default, any deposits (general or specific, time or demand, provisional or final, regardless of currency, maturity, or the branch of where such deposits are held) or other sums credited by or due from any of the Banks to the Borrower or any Guarantor and any securities or other property of the Borrower or any Guarantor in the possession of such Bank may be applied to or set off against the payment of Obligations of such Person and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of such Person to such Bank; provided that no Bank shall exercise such right of setoff without the prior approval of the Agent.  Each of the Banks agrees with each other Bank that if such Bank shall receive from the Borrower or any Guarantor, whether by voluntary payment, exercise of the right of setoff, or otherwise, and shall retain and apply to the payment of the Obligations owed to such Bank any amount in excess of its ratable portion of the payments received by all of the Banks with respect to the Obligations held by all of the Banks, such Bank will make such disposition and arrangements with the other Banks with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Bank receiving in respect of the Obligations held by it its proportionate payment as contemplated by this Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Bank, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

§14.	THE AGENT.

§14.1           Authorization.  The Agent is authorized to take such action on behalf of each of the Banks and to exercise all such powers as are hereunder and under any of the other Loan Documents and any related documents delegated to the Agent, together with such powers as are reasonably incident thereto, provided that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by the Agent.  The obligations of the Agent hereunder are primarily administrative in nature, and nothing contained in this Agreement or any of the other Loan Documents shall be construed to constitute the Agent as a trustee for any Bank or to create any agency or fiduciary relationship.  Agent shall act as the contractual representative of the Banks hereunder, and notwithstanding the use of the term “Agent” it is understood and agreed that Agent shall not have any fiduciary duties or responsibilities to any Bank or by reason of this Agreement or any of the other Loan Documents and is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Loan Agreement and the other Loan Documents.  The Borrower and any other Person shall be entitled to conclusively rely on a statement from the Agent that it has the authority to act for and bind the Banks pursuant to this Agreement and the other Loan Documents.

§14.2           Employees and Agents.  The Agent may exercise its powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Agreement and the other Loan Documents.  The Agent may utilize the services of such Persons as the Agent may reasonably determine, and all reasonable fees and expenses of any such Persons shall be paid by the Borrower.

§14.3           No Liability.  Neither the Agent nor any of its shareholders, directors, officers or employees nor any other Person assisting them in their duties nor any agent, or employee thereof, shall be liable to any of the Banks for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Agent or such other Person, as the case may be, may be liable for losses due to its willful misconduct or gross negligence.  The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Banks, unless the Agent has received notice from a Bank or the Borrower referring to the Loan Documents and describing with reasonable specificity such Default or Event of Default and stating that such notice is a “notice of default”.

§14.4           No Representations.  The Agent shall not be responsible for the execution or validity or enforceability of this Agreement, the Notes, any of the other Loan Documents or any instrument at any time constituting, or intended to constitute, collateral security for the Obligations, or for the value of any such collateral security or for the validity, enforceability or collectability of any such amounts owing with respect to the Obligations, or for any recitals or statements, warranties or representations made herein or any agreement, instrument or certificate delivered in connection therewith or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of the Borrower, the Guarantor or any of their respective Subsidiaries, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any other of the Loan Documents.  The Agent shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by the Borrower, the Guarantor, any of their respective Subsidiaries or any holder of any of the Obligations shall have been duly authorized or is true, accurate and complete.  The Agent has not made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Banks, with respect to the creditworthiness or financial condition of the Borrower, the Guarantors or any of their respective Subsidiaries or the value of the Collateral, the Collateral Property or any of the assets of the Borrower, the Guarantors or their respective Subsidiaries.  Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank, based upon such information and documents as it deems appropriate at the time, continue to make its own credit analysis and decisions in taking or not taking action under this Agreement and the other Loan Documents.  Agent’s Special Counsel has only represented Agent and KeyBank in connection with the Loan Documents and the only attorney-client relationship or duty of care is between Agent’s Special Counsel and Agent or KeyBank.  Each Bank has been independently represented by separate counsel on all matters regarding the Loan Documents and the granting and perfecting of liens in the Collateral.

§14.5           Payments.

(a)           A payment by the Borrower or the Guarantors to the Agent hereunder or under any of the other Loan Documents for the account of any Bank shall constitute a payment to such Bank.  The Agent agrees to distribute to each Bank not later than one Business Day after the Agent’s receipt of good funds, determined in accordance with the Agent’s customary practices, such Bank’s pro rata share of payments received by the Agent for the account of the Banks except as otherwise expressly provided herein or in any of the other Loan Documents.  In the event the Borrower makes payments to Agent in immediately available funds on or before the time required in this Agreement for such payment, and Agent fails to distribute such amounts on the same Business Day as received, the Agent shall pay interest on such amount at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect.

(b)           If in the opinion of the Agent the distribution of any amount received by it in such capacity hereunder, under the Notes or under any of the other Loan Documents might involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction.  If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.  In the event that the Agent shall refrain from making any distribution of any amount received by it as provided in this §14.5(b), the Agent shall endeavor to hold such amounts in an interest bearing account and at such time as such amounts may be distributed to the Banks, the Agent shall distribute to each Bank, based on their respective Commitment Percentages, its pro rata share of the interest or other earnings from such deposited amount.

(c)           Notwithstanding anything to the contrary contained in this Agreement or any of the other Loan Documents, any Bank that fails (i) to make available to the Agent its pro rata share of any Loan, (ii) to comply with the provisions of §13 with respect to making dispositions and arrangements with the other Banks, where such Bank’s share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and payable to all of the Banks, in each case as, when and to the full extent required by the provisions of this Agreement, or (iii) to perform any other obligation within the time period specified for performance, or if no time period is specified, if such failure continues for a period of five (5) Business Days after notice from the Agent, shall be deemed a defaulting Bank (a “Defaulting Bank”) and shall be deemed a Defaulting Bank until such time as such delinquency is satisfied.  In addition to the rights and remedies that may be available to the Agent at law and in equity, a Defaulting Bank’s right to participate in the administration of the Loan Documents, including, without limitation, any rights to consent to or direct any action or inaction of the Agent pursuant to this Agreement or otherwise, or to be taken into account in the calculation of Required Banks, Majority Banks or any matter requiring approval of all of the Banks, shall be suspended while such Bank is a Defaulting Bank.  A Defaulting Bank shall be deemed to have assigned any and all payments due to it from the Borrower and the Guarantors, whether on account of outstanding Loans, interest, fees or otherwise, to the remaining non defaulting Banks for application to, and reduction of, their respective pro rata shares of all outstanding Loans.  The Defaulting Bank hereby authorizes the Agent to distribute such payments to the non defaulting Banks in proportion to their respective pro rata shares of all outstanding Loans.  The provisions of this Section shall apply and be effective regardless of whether an Event of Default occurs and is then continuing, and notwithstanding (i) any other provision of this Agreement to the contrary or (ii) any instruction of Borrower as to its desired application of payments.  The Agent shall be entitled to (i) withhold or set off, and to apply to the payment of the obligations of any Defaulting Bank any amounts to be paid to such Defaulting Bank under this Agreement, (ii) to collect interest from such Bank for the period from the date on which the payment was due at the rate per annum equal to the Federal Funds Effective Rate plus two percent (2%), for each day during such period, and (iii) bring an action or suit against such Defaulting Bank in a court of competent jurisdiction to recover the defaulted obligations of such Defaulting Bank.  A Defaulting Bank shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Loans of the non-defaulting Banks or as a result of other payments by the Defaulting Banks to the non defaulting Banks, the Banks” respective pro rata shares of all outstanding Loans have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.

§14.6           Holders of Notes.  Subject to the terms of Article 18, the Agent may deem and treat the payee of any Obligation and any Note as the absolute owner or purchaser thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder, assignee or transferee.

§14.7           Indemnity.  The Banks ratably hereby agree to indemnify and hold harmless the Agent from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which the Agent has not been reimbursed by the Borrower as required by §15), and liabilities of every nature and character arising out of or related to this Agreement, the Notes, or any of the other Loan Documents or the transactions contemplated or evidenced hereby or thereby, or the Agent’s actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by the Agent’s willful misconduct or gross negligence.

§14.8           Agent as Bank.  In its individual capacity, the Bank acting as the Agent shall have the same obligations and the same rights, powers and privileges in respect to its Commitment and the Loans made by it, and as the holder of any of the Obligations and the Notes as it would have were it not also the Agent.

§14.9           Resignation.  The Agent may resign at any time by giving written notice thereof to the Banks and the Borrower.  The Majority Banks may remove the Agent from its capacity as Agent in the event of the Agent’s willful misconduct or gross negligence.  The Commitment Percentage of the Bank which is acting as Agent shall not be taken into account in the calculation of Majority Banks for the purposes of removing Agent in the event of the Agent’s willful misconduct or gross negligence.  Upon any such resignation, the Majority Banks shall have the right to appoint as a successor Agent, any Bank or any bank whose senior debt obligations are rated not less than “A” or its equivalent by Moody’s Investors Service, Inc. or not less than “A” or its equivalent by Standard & Poor’s Rating Group Inc. and which has a net worth of not less than $500,000,000.  Unless a Default or Event of Default shall have occurred and be continuing, such successor Agent shall be reasonably acceptable to the Borrower.  If no successor Agent shall have been so appointed by the Majority Banks and shall have accepted such appointment within thirty (30) days after the retiring Agent’s giving of notice of resignation or the Majority Bank’s removal of the Agent, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be any Bank or a bank whose debt obligations are rated not less than “A” or its equivalent by Moody’s Investors Service, Inc. or not less than “A” or its equivalent by Standard & Poor’s Rating Group Inc. and which has a net worth of not less than $500,000,000.  Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Agent, and the retiring or removed Agent shall be discharged from its duties and obligations hereunder as Agent.  After any retiring Agent’s resignation or removal, the provisions of this Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

§14.10                      Duties in the Case of Enforcement.  In case one or more Events of Default have occurred and shall be continuing, and whether or not acceleration of the Obligations shall have occurred, the Agent may, and if so requested by the Majority Banks and the Banks have provided to the Agent such additional indemnities and assurances in accordance with their respective Commitment Percentages against expenses and liabilities as the Agent may reasonably request, shall proceed to enforce the provisions of the Security Documents authorizing the sale or other disposition of all or any part of the Collateral and exercise all or any legal and equitable and other rights or remedies as it may have in respect of such Collateral.  The Majority Banks may direct the Agent in writing as to the method and the extent of any such sale or other disposition, the Banks hereby agreeing to indemnify and hold the Agent harmless in accordance with their respective Commitment Percentages from all liabilities incurred in respect of all actions taken or omitted in accordance with such directions, provided that the Agent need not comply with any such direction to the extent that the Agent reasonably believes the Agent’s compliance with such direction to be unlawful or commercially unreasonable in any applicable jurisdiction.

§14.11                      Bankruptcy.  In the event a bankruptcy or other insolvency proceeding is commenced by or against Borrower or any Guarantor with respect to the Obligations, the Agent shall have the sole and exclusive right to file and pursue a joint proof claim on behalf of all Banks.  Any votes with respect to such claims or otherwise with respect to such proceedings shall be subject to the vote of the Majority Banks, the Required Banks or all of the Banks as required by this Agreement.  Each Bank irrevocably waives its right to file or pursue a separate proof of claim in any such proceedings unless Agent fails to file such claim within thirty (30) days after receipt of written notice from the Banks requesting that Agent file such proof of claim.

§14.12                      Approvals.  If consent is required for some action under this Agreement, or except as otherwise provided herein an approval of the Banks, the Required Banks or the Majority Banks is required or permitted under this Agreement, each Bank agrees to give the Agent, within ten (10) Business Days of receipt of the request for action together with all reasonably requested information related thereto (or such lesser period of time required by the terms of the Loan Documents), notice in writing of  approval or disapproval (collectively “Directions”) in respect of any action requested or proposed in writing pursuant to the terms hereof.  If consent is required for the requested action, any Bank’s failure to respond to a request for Directions within the required time period shall be deemed to constitute a Direction to take such requested action.  In the event that any recommendation is not approved by the requisite number of Banks and a subsequent approval on the same subject matter is requested by Agent, then for the purposes of this paragraph each Bank shall be required to respond to a request for Directions within five (5) Business Days of receipt of such request.  Agent and each Bank shall be entitled to assume that any officer of the other Banks delivering any notice, consent, certificate or other writing is authorized to give such notice, consent, certificate or other writing unless Agent and such other Banks have otherwise been notified in writing.

§14.13                      Borrower not Beneficiary.  Except for the provisions of §14.9 relating to the appointment of a successor Agent, the provisions of this §14 are solely for the benefit of the Agent and the Banks, may not be enforced by Borrower or any Guarantor, and except for the provisions of §14.9, may be modified or waived without the approval or consent of Borrower and Guarantors.

§14.14                      Request for Agent Action.  Agent and the Banks acknowledge that in the ordinary course of business of the Borrower, (a) Borrower will enter into leases or rental agreements covering Collateral Properties that may require the execution of a subordination, non-disturbance and attornment agreement in favor of the tenant thereunder, (b) the Collateral Property may be subject to a condemnation or other taking and (c) the Borrower may desire to enter into easements or other agreements affecting the Collateral Property, record a subdivision plat, dedicate roads or utilities, or take other actions or enter into other agreements in the ordinary course of business which similarly require the consent, approval or agreement of the Agent.  In connection with the foregoing, the Banks hereby expressly authorize the Agent to take any of the following actions which Agent in its good faith judgment determines are appropriate, (w) execute and deliver to the Borrower and the Guarantors subordination, attornment and non-disturbance agreements with any tenant under a Lease upon such terms as Agent in its good faith judgment determines are appropriate (Agent in the exercise of its good faith judgment may agree to allow some or all of the casualty, condemnation, restoration or other provisions of the applicable Lease to control over the applicable provisions of the Loan Documents),  (x) consent to releases of portions of the Collateral Property in connection with any condemnation or other taking, (y) execute consents in form and substance satisfactory to Agent in connection with any easements, agreements, plats, dedications or similar matters affecting any Collateral Property, or (z) execute consents, approvals, or other agreements in form and substance satisfactory to the Agent in connection with such other actions or agreements as may be necessary in the ordinary course of Borrower’s business.

§15.	EXPENSES.

The Borrower agrees to pay (a) the reasonable costs of producing and reproducing this  Agreement, the other Loan Documents and the other agreements and instruments mentioned herein, (b) any taxes (including any interest and penalties in respect thereto) payable by the Agent or any of the Banks (other than taxes based upon the Agent’s or any Bank’s gross or net income, except that the Agent and the Banks shall be entitled to indemnification for any and all amounts paid by them in respect of taxes based on income or other taxes (other than pursuant to the Michigan Business Tax, M.C.L. §§208.1101 et. seq., if any) assessed by any State in which the Collateral Property or the Collateral is located, such indemnification to be limited to taxes due solely on account of the granting of Collateral under the Security Documents and to be net of any credit allowed to the indemnified party from any other State on account of the payment or incurrence of such tax by such indemnified party), including any recording, mortgage, documentary or intangibles taxes in connection with the Loan Documents, or other taxes payable on or with respect to the transactions contemplated by this Agreement, including any such taxes payable by the Agent or any of the Banks after the Closing Date (the Borrower hereby agreeing to indemnify the Agent and each Bank with respect thereto), (c) all title insurance premiums, appraisal fees, engineer’s fees, reasonable extraordinary internal charges of the Agent (determined in good faith and in accordance with the Agent’s internal policies applicable generally to its customers) for commercial finance exams and engineering and environmental reviews, and (d) the reasonable fees, expenses and disbursements of the counsel to the Agent and any local counsel to the Agent incurred in connection with the preparation, administration or interpretation of the Loan Documents and other instruments mentioned herein (excluding, however, the preparation of agreements evidencing participation granted under §18.4), each closing hereunder, and amendments, modifications, approvals, consents or waivers hereto or hereunder, (e) the reasonable fees, expenses and disbursements of the Agent incurred by the Agent in connection with the preparation or interpretation of the Loan Documents and other instruments mentioned herein, and the making of each advance hereunder, (f) all reasonable out-of-pocket expenses (including reasonable attorneys” fees and costs, which attorneys may be employees of any Bank or the Agent and the fees and costs of appraisers, engineers, survey fees, investment bankers or other experts retained by any Bank or the Agent) incurred by any Bank or the Agent in connection with (i) the enforcement of or preservation of rights under any of the Loan Documents against the Borrower or the Guarantors or the administration thereof after the occurrence of a Default or Event of Default and (ii) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to the Agent’s or any of the Bank’s relationship with the Borrower or the Guarantors, (g) all reasonable fees, expenses and disbursements of the Agent incurred in connection with UCC searches, UCC filings, title rundowns, title searches or mortgage recordings, (h) all reasonable fees, expenses and disbursements (including reasonable attorneys” fees and costs) which may be incurred by KeyBank and the Agent in connection with the execution and delivery of this Agreement and the other Loan Documents, (i) all reasonable fees and expenses and disbursements (including reasonable attorneys” fees and costs), not to exceed $5,000.00 in the aggregate, which may be incurred by KeyBank in connection with each and every assignment of interests in the Loans pursuant to §18.1, and (j) all expenses relating to the use of Intralinks, SyndTrak or any other similar system for the dissemination and sharing of documents and information in connection with the syndication of the Loans.  The covenants of this §15 shall survive any assignment by a Bank of its Commitment, payment or satisfaction of payment of the Obligations.

§16.	INDEMNIFICATION.

The Borrower and the Guarantors, jointly and severally, agree to indemnify and hold harmless the Agent, the Banks and the Arranger and each director, officer, employee, agent and Person who controls the Agent or any Bank from and against any and all claims, actions and suits, whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of or relating to this Agreement or any of the other Loan Documents or the transactions contemplated hereby and thereby including, without limitation (a) any brokerage, finders or similar fees asserted against any Person indemnified under this §16 based upon any agreement, arrangement or action made or taken, or alleged to have been made or taken, by the Borrower, the Guarantors or any of their respective Subsidiaries, (b) any condition of the Collateral Property, (c) any actual or proposed use by the Borrower or the Guarantors of the proceeds of any of the Loans, (d) any actual or alleged infringement of any patent, copyright, trademark, service mark or similar right of any of the Borrower, the Guarantors or any of their respective Subsidiaries comprised in the Collateral or the Collateral Property, (e) the Borrower entering into or performing this Agreement or any of the other Loan Documents, (f) any actual or alleged violation of any law, ordinance, code, order, rule, regulation, approval, consent, permit or license relating to the Collateral Property, (g) with respect to the Borrower, the Guarantors and their respective Subsidiaries and their respective properties and assets, the violation of any Environmental Law, the Release or threatened Release of any Hazardous Substances or any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Substances (including, but not limited to, claims with respect to wrongful death, personal injury or damage to property), and (h) any use of Intralinks, SyndTrak or any other system for the dissemination and sharing of documents and information (other than any ongoing usage fees following the closing of the transactions contemplated by this Agreement), in each case including, without limitation, the reasonable fees and disbursements of counsel and allocated costs of internal counsel incurred in connection with any such investigation, litigation or other proceeding; provided, however, that neither the Borrower nor the Guarantors shall be obligated under this §16 to indemnify any Person for liabilities arising from such Person’s own gross negligence or willful misconduct as determined in a non-appealable judgment by a court of competent jurisdiction, any loss suffered to the extent they arise from violation of any such Person’s internal policies or from a violation of laws, rules or regulations applicable to such Person’s operations, and with respect to matters described in §16(b), (f) or (g), any loss attributable to events, acts or circumstances first occurring after the period Agent and the Banks acquired a direct ownership interest (and not a Lien) in such Collateral Property.  In litigation, or the preparation therefor, the Banks, the Agent and the Arranger shall be entitled to select a single nationally recognized law firm as their own counsel and, in addition to the foregoing indemnity, the Borrower and the Guarantors agree to pay promptly the reasonable fees and expenses of such counsel.  If, and to the extent that the obligations of the Borrower and the Guarantors under this §16 are unenforceable for any reason, the Borrower and the Guarantors hereby agree to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law.  The provisions of this §16 shall survive any assignment by a Bank of its Commitment, the repayment of the Loans and the termination of the obligations of the Banks hereunder.

§17.	SURVIVAL OF COVENANTS, ETC.

All covenants, agreements, representations and warranties made herein, in the Notes, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrower, the Guarantors or any of their respective Subsidiaries pursuant hereto or thereto shall be deemed to have been relied upon by the Banks and the Agent, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Banks of any of the Loans, as herein contemplated, and shall continue in full force and effect so long as any amount due under this Agreement or the Notes or any of the other Loan Documents remains outstanding or any Bank has any obligation to make any Loans.  The indemnification obligations of the Borrower and the Guarantors provided herein and the other Loan Documents shall survive the full repayment of amounts due and the termination of the obligations of the Banks hereunder and thereunder to the extent provided herein and therein.  All statements contained in any certificate or other paper delivered to any Bank or the Agent at any time by or on behalf of the Borrower, the Guarantors or any of their respective Subsidiaries pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by such Person hereunder.

§18.	ASSIGNMENT AND PARTICIPATION.

§18.1           Conditions to Assignment by Banks.  Except as provided herein, each Bank may assign to one or more banks or other entities all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment Percentage and Commitment and the same portion of the Loans at the time owing to it, and the Notes held by it); provided that (a) the Agent shall have given their prior written consent to such assignment, which consent shall not be unreasonably withheld or delayed (provided that such consent shall not be required for any assignment to another Bank, to a Related Fund of such Bank, to a bank which is under common control with the assigning Bank or to a wholly-owned Subsidiary of such Bank provided that such assignee shall remain a wholly-owned Subsidiary or Related Fund of such Bank), (b) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Bank’s rights and obligations under this Agreement, (c) the parties to such assignment shall execute and deliver to the Agent, for recording in the Register (as hereinafter defined), an Assignment and Acceptance Agreement (an “Assignment and Acceptance Agreement”) in the form of Exhibit B hereto, together with any Notes subject to such assignment, (d) in no event shall any assignment be to any Person controlling, controlled by or under common control with, or which is not otherwise free from influence or control by, any of the Borrower or the Guarantors, (e) such assignee shall acquire an interest in the Loans of not less than $2,000,000 unless such assignment is to another Bank or a Related Fund or unless such requirement is waived by the Borrower and the Agent, and (f) the assignor shall assign its entire interest in the Loans or retain an interest in the Loans of not less than $2,000,000.  Upon such execution, delivery, acceptance and recording, of such notice of assignment, (i) the assignee thereunder shall be a party hereto and all other Loan Documents executed by the Banks and, to the extent provided in such assignment, have the rights and obligations of a Bank hereunder, and (ii) the assigning Bank shall, to the extent provided in such assignment and upon payment to the Agent of the registration fee referred to in §18.2, be released from its obligations under this Agreement.  In connection with each assignment, the assignee shall represent and warrant to the Agent, the assignor and each other Bank as to whether such assignee is controlling, controlled by, under common control with or is not otherwise free from influence or control by, the Borrower or the Guarantors.  Upon any such assignment, the Agent may unilaterally amend Schedule 1 to reflect any such assignment.

§18.2           Register.  The Agent for itself and on behalf of the Borrower shall maintain a copy of each assignment delivered to it and a register or similar list (the “Register”) for the recordation of the names and addresses of the Banks and the Commitment Percentages of, and principal amount of the Loans owing to the Banks from time to time.  The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement.  The Register shall be available for inspection by the Borrower and the Banks at any reasonable time and from time to time upon reasonable prior notice.  Upon each such recordation, the assigning Bank agrees to pay to the Agent a registration fee in the sum of $3,500.  Contemporaneous assignments by a Bank to multiple Related Funds will be treated as a single assignment for the purposes of such registration fee.

§18.3           New Notes.  Upon its receipt of an assignment executed by the parties to such assignment, together with each Note, if any, subject to such assignment, the Agent shall (a) record the information contained therein in the Register, and (b) give prompt notice thereof to the Borrower and the Banks (other than the assigning Bank).  Within five (5) Business Days after receipt of such notice, the Borrower, at its own expense, shall if requested execute and deliver to the Agent, in exchange for each surrendered Note, a new Note to the order of such assignee in an amount equal to the amount assumed by such assignee pursuant to such assignment and, if the assigning Bank has retained some portion of its obligations hereunder, a new Note to the order of the assigning Bank in an amount equal to the amount retained by it hereunder.  Such new Notes shall provide that they are replacements for the surrendered Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes, shall be dated the effective date of such assignment and shall otherwise be in substantially the form of the assigned Notes.  The surrendered Notes shall be canceled and returned to the Borrower.

§18.4           Participations.  Each Bank may sell participations to one or more banks or other entities in all or a portion of such Bank’s rights and obligations under this Agreement and the other Loan Documents; provided that (a) any such sale or participation shall not affect the rights and duties of the selling Bank hereunder to the Borrower, (b) such participation shall not entitle such participant to any rights or privileges under this Agreement or any Loan Documents, including without limitation, the right to approve waivers, amendments or modifications, (c) such participant shall have no direct rights against the Borrower or the Guarantors except the rights granted to the Banks pursuant to §13, (d) such sale is effected in accordance with all applicable laws, and (e) such participant shall not be a Person controlling, controlled by or under common control with, or which is not otherwise free from influence or control by the Borrower or the Guarantors.  Any Bank which sells a participation shall promptly notify the Agent of such sale and the identity of the purchaser of such interest.

§18.5           Pledge by Bank.  Any Bank may at any time pledge all or any portion of its interest and rights under this Agreement (including all or any portion of its Note) to any of the twelve Federal Reserve Banks organized under §4 of the Federal Reserve Act, 12 U.S.C. §341 or, with Agent’s prior written approval, to another Person.  No such pledge or the enforcement thereof shall release the pledgor Bank from its obligations hereunder or under any of the other Loan Documents.  Any Bank may with the consent of the Agent pledge all or any portion of its rights and interests under this Agreement (including all or any portion of its Note) to a Person approved by Agent.

§18.6           No Assignment by Borrower or the Guarantors.  Neither the Borrower nor any Guarantor shall assign or transfer any of its rights or obligations under any of the Loan Documents without the prior written consent of each of the Banks.

§18.7           Disclosure.  The Borrower and the Guarantors each agree that in addition to disclosures made in accordance with standard banking practices any Bank may disclose  information obtained by such Bank pursuant to this Agreement to assignees or participants and potential assignees or participants hereunder.  In addition, the Banks may make disclosure of such information to any contractual counterparty in swap agreements or such contractual counterparty’s professional advisors.

§18.8           Amendments to Loan Documents.  Upon any such assignment or participation, the Borrower and the Guarantors shall, upon the request of the Agent, enter into such documents as may be reasonably required by the Agent to modify the Loan Documents to reflect such assignment or participation.

§18.9           Mandatory Assignment.  In the event Borrower requests that certain amendments, modifications or waivers be made to this Agreement or any of the other Loan Documents which request is approved by Agent but is not approved by one or more of the Banks (any such non-consenting Bank shall hereafter be referred to as the “Non-Consenting Bank”), then, within thirty (30) days after Borrower’s receipt of notice of such disapproval by such Non-Consenting Bank, Borrower shall have the right as to such Non-Consenting Bank, to be exercised by delivery of written notice delivered to the Agent and the Non-Consenting Bank within thirty (30) days of receipt of such notice, to elect to cause the Non-Consenting Bank to transfer its entire Commitment.  The Agent shall promptly notify the remaining Banks that each of such Banks shall have the right, but not the obligation, to acquire a portion of the Commitment, pro rata based upon their relevant Commitment Percentages, of the Non-Consenting Bank (or if any of such Banks does not elect to purchase its pro rata share, then to such remaining Banks in such proportion as approved by the Agent).  In the event that the Banks do not elect to acquire all of the Non-Consenting Bank’s Commitment, then the Agent shall endeavor to find a new Bank or Banks to acquire such remaining Commitment.  Upon any such purchase of the Commitment of the Non-Consenting Bank, the Non-Consenting Bank’s interests in the Obligations and its rights hereunder and under the Loan Documents shall terminate at the date of purchase, and the Non-Consenting Bank shall promptly execute and deliver any and all documents reasonably requested by Agent to surrender and transfer such interest, including, without limitation, an Assignment and Acceptance Agreement and such Non-Consenting Bank’s original Note.  Notwithstanding anything in this §18.9 to the contrary, any Bank or other Bank assignee acquiring some or all of the assigned Commitment of the Non-Consenting Bank must consent to the proposed amendment, modification or waiver.  The purchase price to be paid by the acquiring Banks for the Non-Consenting Bank’s Commitment shall equal the principal owed to such Non-Consenting Bank, and the Borrower shall pay to such Non-Consenting Bank in addition thereto and as a condition to such sale any and all other amounts outstanding and owed by Borrower to the Non-Consenting Bank hereunder or under any of the other Loan Documents, including all accrued and unpaid interest or fees which would be owed to such Non-Consenting Bank hereunder or under any of the other Loan Documents if the Loans were to be repaid in full on the date of such purchase of the Non-Consenting Bank’s Commitment.  No registration fee under §18.2 shall be required in connection with such assignment.

§18.10                      Titled Agent.  The Titled Agent shall not have any additional rights or obligations under the Loan Documents, except for those rights, if any, as a Bank.

§19.	NOTICES.

Each notice, demand, election or request provided for or permitted to be given pursuant to this Agreement (hereinafter in this §19 referred to as “Notice”) but specifically excluding to the maximum extent permitted by law any notices of the institution or commencement of foreclosure proceedings, must be in writing and shall be deemed to have been properly given or served by personal delivery or by sending same by overnight courier or by depositing same in the United States Mail, postpaid and registered or certified, return receipt requested, or as expressly permitted herein, by telegraph, telecopy, telefax or telex, and addressed as follows:

If to the Agent or KeyBank:

KeyBank National Association
1200 Abernathy Road, N.E.
Suite 1550
Atlanta, Georgia  30328
Attn:  Daniel Silbert
Telecopy No.:  (770) 510-2195

With a copy to:

McKenna Long & Aldridge LLP
5300 SunTrust Plaza
303 Peachtree Street
Atlanta, Georgia  30308
Attn:  William F. Timmons, Esq.
Telecopy No.:  (404) 527-4198

If to the Borrower or the Guarantors:

Ramco-Gershenson Properties, L.P.
Ramco-Gershenson Properties Trust
Suite 300
31500 Northwestern Highway
Farmington Hills, Michigan  48334
Attn:  Chief Financial Officer
Telecopy No.:  (248) 350-9925

With a copy to:

Honigman Miller Schwartz & Cohn LLP
Suite 100
38500 Woodward Avenue
Bloomfield Hills, Michigan  48304-5048
Attn:  Alan M. Hurvitz, Esq.
Telecopy No.:  (248) 566-8455

to each other Bank a party hereto at the address for such party set forth on the signature page for such Bank, and to each other Bank which may hereafter become a party to this Agreement at such address as may be designated by such Bank.  Each Notice shall be effective upon being personally delivered or upon being sent by overnight courier or upon being deposited in the United States Mail as aforesaid, or if transmitted by facsimile, upon being sent and confirmation of receipt.  The time period in which a response to such Notice must be given or any action taken with respect thereto (if any), however, shall commence to run from the date of receipt if personally delivered or sent by overnight courier, or if so deposited in the United States Mail, the earlier of three (3) Business Days following such deposit or the date of receipt as disclosed on the return receipt, or if sent by facsimile, upon receipt or the next Business Day if received after 5:00 p.m. (Cleveland time) or on a day that is not a Business Day.  Rejection or other refusal to accept or the inability to deliver because of changed address for which no notice was given shall be deemed to be receipt of the Notice sent.  By giving at least fifteen (15) days prior Notice thereof, the Borrower, a Guarantor, a Bank or Agent shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses and each shall have the right to specify as its address any other address within the United States of America.

§20.	RELATIONSHIP.

Neither the Agent nor any Bank has any fiduciary relationship with or fiduciary duty to the Borrower, the Guarantors or their respective Subsidiaries arising out of or in connection with this Agreement or the other Loan Documents or the transactions contemplated hereunder and thereunder, and the relationship between each Bank and the Borrower is solely that of a lender and borrower, and nothing contained herein or in any of the other Loan Documents shall in any manner be construed as making the parties hereto partners, joint venturers or any other relationship other than lender and borrower.

§21.	GOVERNING LAW: CONSENT TO JURISDICTION AND SERVICE.

THIS AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED THEREIN, ARE CONTRACTS UNDER THE LAWS OF THE STATE OF MICHIGAN AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SUCH STATE (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW).  THE BORROWER AND THE GUARANTORS EACH AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF OHIO OR THE STATE OF MICHIGAN OR ANY FEDERAL COURT SITTING THEREIN AND CONSENT TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER OR A GUARANTOR BY MAIL AT THE ADDRESS SPECIFIED IN §19.  THE BORROWER AND THE GUARANTORS EACH HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

§22.	HEADINGS.

The captions in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

§23.	COUNTERPARTS.

This Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument.  In proving this Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

§24.	ENTIRE AGREEMENT, ETC.

The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby.  Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in §27.

§25.	WAIVER OF JURY TRIAL AND CERTAIN DAMAGE CLAIMS.

EACH OF THE BORROWER, THE GUARANTORS, THE AGENT AND THE BANKS HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY NOTE OR ANY OF THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS.  EXCEPT TO THE EXTENT EXPRESSLY PROHIBITED BY LAW, THE BORROWER AND THE GUARANTORS EACH HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES.  THE BORROWER AND THE GUARANTORS EACH (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY BANK OR THE AGENT HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH BANK OR THE AGENT WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (B) ACKNOWLEDGES THAT THE AGENT AND THE BANKS HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS TO WHICH THEY ARE PARTIES BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED IN THIS §25.

§26.	DEALINGS WITH THE BORROWER OR THE GUARANTORS.

The Agent, the Banks and their affiliates may accept deposits from, extend credit to, invest in, act as trustee under indentures of, serve as financial advisor of, and generally engage in any kind of banking, trust or other business with the Borrower, the Guarantors and their respective Subsidiaries or any of their affiliates regardless of the capacity of the Agent or the Bank hereunder.  The Banks acknowledge that, pursuant to such activities, the Agent, a Bank or its affiliates may receive information regarding such Persons (including information that may be subject to confidentiality obligations in favor of such Person) and acknowledge that the Agent or such Bank, as applicable, shall be under no obligation to provide such information to them.

§27.	CONSENTS, AMENDMENTS, WAIVERS, ETC.

Except as otherwise expressly provided in this Agreement, any consent or approval required or permitted by this Agreement may be given and any term of this Agreement or of any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrower or the Guarantors of any terms of this Agreement or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Majority Banks.  Notwithstanding the foregoing, (a) none of the following may occur without the written consent of each Bank: a decrease in the rate of interest on the Loans; except as otherwise provided herein, a change in the Maturity Date of the Loans; an increase or a non-pro rata reduction in the amount of the Commitments of the Banks except pursuant to §18.1; a forgiveness, reduction or waiver of the principal of any unpaid Loan or any interest thereon; the postponement of any date fixed for any payment of principal of or interest on the Loans; a decrease of the amount of any fee (other than late fees) payable to a Bank hereunder; the release of the Borrower or the Guarantors or any material part of the Collateral except as otherwise provided herein; a change in the manner of distribution of any payments to the Banks or the Agent; an amendment of the definition of Majority Banks or the Required Banks or of any requirement for consent by the Majority Banks or the Required Banks or all of the Banks; or an amendment of this §27, and (b) the provisions of §7.23 as it relates to §9 of the Master Loan Agreement and any of the definitions used therein may not be modified, amended or waived without the written consent of the Required Banks.  The amount of the Agent’s fee payable for the Agent’s account and the provisions of §14 may not be amended or waived without the written consent of the Agent.  The Borrower and the Guarantors each agrees to enter into such modifications or amendments of this Agreement or the other Loan Documents as may be reasonably requested by KeyBank in connection with the acquisition by each Bank acquiring all or a portion of the Commitment, provided that no such amendment or modification materially affects or increases any of the obligations of the Borrower or the Guarantors hereunder.  No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon.  No course of dealing or delay or omission on the part of the Agent or any Bank in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto.  No notice to or demand upon the Borrower or the Guarantors shall entitle the Borrower and the Guarantors to other or further notice or demand in similar or other circumstances.

§28.	SEVERABILITY.

The provisions of this Agreement are severable, and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

§29.	TIME OF THE ESSENCE.

Time is of the essence with respect to each and every covenant, agreement and obligation of the Borrower and the Guarantors under this Agreement and the other Loan Documents.

§30.	NO UNWRITTEN AGREEMENTS.

THE WRITTEN LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.  ANY ADDITIONAL TERMS OF THE AGREEMENT BETWEEN THE PARTIES ARE SET FORTH BELOW.

§31.	REPLACEMENT OF NOTES.

Upon receipt of evidence reasonably satisfactory to Borrower of the loss, theft, destruction or mutilation of any Note, and in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory to Borrower or, in the case of any such mutilation, upon surrender and cancellation of the applicable Note, Borrower will execute and deliver, in lieu thereof, a replacement Note, identical in form and substance to the applicable Note and dated as of the date of the applicable Note and upon such execution and delivery all references in the Loan Documents to such Note shall be deemed to refer to such replacement Note.

§32.	TRUST EXCULPATION.

Subject to the terms of this paragraph, all persons having a claim against the Trust (as a Guarantor or general partner of the Borrower), the general partner of the Borrower whose signature is affixed hereto as said general partner, hereunder or in connection with any matter that is the subject hereof, shall look solely to (i) the Trust’s interest and rights in the Borrower (as a general partner or limited partner), (ii) the amount of any Net Offering Proceeds not contributed to the Borrower, (iii) all accounts receivable, including the amount of any Distributions received by the Trust from the Borrower and not distributed to shareholders of the Trust as permitted by this Agreement, (iv) all rights and claims (including amounts paid under) the Tax Indemnity Agreement, (v) all cash and Short-term Investments in an amount in excess of $500,000.00, (vi) any other assets which the Trust may now own or hereafter acquire with the consent of Agent pursuant to §7.17 of the Master Loan Agreement, (vii) all documents and agreements in favor of the Trust in connection with any of the foregoing, (viii) all claims and causes of action arising from or otherwise related to any of the foregoing, and all rights and judgments related to any legal actions in connection with such claims or causes of action, and (ix) all extensions, additions, renewals and replacements, substitutions, products or proceeds of any of the foregoing (the “Attachable Assets”), and in no event shall the obligation of the Trust be enforceable against any shareholder, trustee, officer, employee or agent of the Trust personally.  In no event shall any person have any claim against:  (i) the cash, Short-term Investments of the Trust and the property described in Schedule 6.29 to the Master Loan Agreement, all under the heading of “Other Permitted Assets”, (ii) all documents and agreements in favor of the Trust in connection with any of the foregoing, (iii) all claims and causes of action arising from or otherwise related to any of the foregoing, and all rights and judgments related to any legal actions in connection with such claims or causes of action, and (iv) all extensions, additions, renewals and replacements, substitutions, products or proceeds of any of the foregoing (the “Other Permitted Assets”).  The Agent and the Banks have agreed to the terms of this §32 solely based upon the representation and covenant of the Borrower and the Trust that the Trust does not and will not own any assets other than the Attachable Assets and the Other Permitted Assets.  Notwithstanding anything in this §32 to the contrary, the foregoing limitation on liability and recourse to the Trust (as a Guarantor or general partner of the Borrower) shall be null and void and of no force and effect, and Agent and the Banks shall have full recourse against the Trust, individually as a Guarantor and in its capacity as general partner of the Borrower, and to all of its assets (including, without limitation, the Other Permitted Assets) in the event that the Trust shall now or at any time hereafter own any asset other than or in addition to the Other Permitted Assets and the Attachable Assets.  Nothing herein shall limit the rights of the Agent and the Banks against the Borrower.

§33.	PATRIOT ACT.

Each Bank and the Agent (for itself and not on behalf of any Bank) hereby notifies the Borrower and Guarantors that, pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies Borrower and the Guarantors, which information includes names and addresses and other information that will allow such Bank or the Agent, as applicable, to identify Borrower and the Guarantors in accordance with the Patriot Act.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as a sealed instrument as of the date first set forth above.

RAMCO-GERSHENSON PROPERTIES, L.P., a Delaware limited partnership

By:	Ramco-Gershenson Properties Trust,
a Maryland real estate investment trust,
its General Partner

	By:	/s/ Gregory R. Andrews
Gregory R. Andrews
Chief Financial Officer

RAMCO-GERSHENSON PROPERTIES TRUST, a Maryland real estate investment trust

By:		/s/ Gregory R. Andrews
Gregory R. Andrews
Chief Financial Officer

SUBSIDIARY GUARANTORS:

RAMCO FOX RIVER LLC,
a Delaware limited liability company

By:		/s/ Gregory R. Andrews
Name:		Gregory R. Andrews
Title:		Chief Financial Officer

[SEAL]

RAMCO LIBERTY SQUARE LLC,
a Delaware limited liability company

By:		/s/ Gregory R. Andrews
Name:		Gregory R. Andrews
Title:		Chief Financial Officer

[SEAL]

[SIGNATURES CONTINUED ON NEXT PAGE]

KEYBANK NATIONAL ASSOCIATION, individually and as Agent

By:	/s/ Daniel L. Silbert
Name:	Daniel L. Silbert
Title:	Senior Banker

EXHIBIT A

FORM OF NOTE

$_________________ __________, 2010

FOR VALUE RECEIVED, the undersigned RAMCO-GERSHENSON PROPERTIES, L.P., a Delaware limited partnership (“Borrower”), hereby promises to pay to __________________________ ________or order, in accordance with the terms of that certain Bridge Loan Agreement dated as of December 29, 2010 (the “Loan Agreement”), as from time to time in effect, among the undersigned, KeyBank National Association, for itself and as Agent, and such other Banks as may be from time to time named therein, and the other parties thereto, to the extent not sooner paid, on or before the Maturity Date, the principal sum of __________________________ Dollars ($_____________), or such amount as may be advanced by the payee hereof under the Loan Agreement as Loans, with daily interest from the date hereof, computed as provided in the Loan Agreement, on the principal amount hereof from time to time unpaid, at a rate per annum on each portion of the principal amount which shall at all times be equal to the rate of interest applicable to such portion in accordance with the Loan Agreement, and with interest on overdue principal and, to the extent permitted by applicable law, on overdue installments of interest and late charges at the rates provided in the Loan Agreement.  Interest shall be payable on the dates specified in the Loan Agreement, except that all accrued interest shall be paid at the stated or accelerated maturity hereof or upon the prepayment in full hereof.  Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Loan Agreement.

Payments hereunder shall be made to KeyBank National Association, as Agent for the payee hereof, at 127 Public Square, Cleveland, Ohio 44114-1306  or such other address as may be designated by Agent.

This Note is one of one or more Notes evidencing borrowings under and is entitled to the benefits and subject to the provisions of the Loan Agreement.  The principal of this Note may be due and payable in whole or in part prior to the maturity date stated above and is subject to mandatory prepayment in the amounts and under the circumstances set forth in the Loan Agreement, and may be prepaid in whole or from time to time in part, all as set forth in the Loan Agreement.

Notwithstanding anything in this Note to the contrary, all agreements between the undersigned Borrower and the Banks and the Agent, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of acceleration of the maturity of any of the Obligations or otherwise, shall the interest contracted for, charged or received by the Banks exceed the maximum amount permissible under applicable law.  If, from any circumstance whatsoever, interest would otherwise be payable to the Banks in excess of the maximum lawful amount, the interest payable to the Banks shall be reduced to the maximum amount permitted under applicable law; and if from any circumstance the Banks shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal balance of the Obligations of the undersigned Borrower and to the payment of interest or, if such excessive interest exceeds the unpaid balance of principal of the Obligations of the undersigned Borrower, such excess shall be refunded to the undersigned Borrower.  All interest paid or agreed to be paid to the Banks shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal of the Obligations of the undersigned Borrower (including the period of any renewal or extension thereof) so that the interest thereon for such full period shall not exceed the maximum amount permitted by applicable law.  This paragraph shall control all agreements between the undersigned Borrower and the Banks and the Agent.

A-1

In case an Event of Default shall occur, the entire principal amount of this Note may become or be declared due and payable in the manner and with the effect provided in said Loan Agreement.  In addition to and not in limitation of the foregoing and the provisions of the Loan Agreement hereinabove defined, the undersigned further agrees, subject only to any limitation imposed by applicable law, to pay all expenses, including reasonable attorneys” fees and legal expenses, incurred by the holder of this Note in endeavoring to collect any amounts payable hereunder which are not paid when due, whether by acceleration or otherwise.

This Note shall be governed by and construed in accordance with the laws of the State of Michigan (without giving effect to the conflict of laws rules of any jurisdiction).

The undersigned maker and all guarantors and endorsers, hereby waive presentment, demand, notice, protest, notice of intention to accelerate the indebtedness evidenced hereby, notice of acceleration of the indebtedness evidenced hereby and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, except as specifically otherwise provided in the Loan Agreement, and assent to extensions of time of payment or forbearance or other indulgence without notice.

Recourse to the general partner of the Borrower shall be limited as provided in §32 of the Loan Agreement.

IN WITNESS WHEREOF the undersigned has by its duly authorized officers, executed this Note under seal as of the day and year first above written.

RAMCO-GERSHENSON PROPERTIES, L.P., a Delaware limited partnership

By:	Ramco-Gershenson Properties Trust,
a Maryland real estate investment trust,
its General Partner

By:
Greg Andrews
Chief Financial Officer

A-2

EXHIBIT B

FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT

THIS ASSIGNMENT AND ACCEPTANCE AGREEMENT (this “Agreement”) dated _____________, _____, by and between _________________________________ (“Assignor”), and ____________________________ (“Assignee”).

W I T N E S E T H:

WHEREAS, Assignor is a party to that certain Bridge Loan Agreement, dated December 29, 2010, by and among Ramco-Gershenson Properties, L.P. (“Borrower”), Ramco-Gershenson Properties Trust (the “Trust”), the other guarantors a party thereto, KeyBank National Association, the other Banks that are or may become a party thereto, and KeyBank National Association, as Agent (the “Loan Agreement”); and

WHEREAS, Assignor desires to transfer to Assignee a Commitment under the Loan Agreement and its rights with respect to the Commitment assigned and its Outstanding Loans with respect thereto;

NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

1.           Definitions.  Terms defined in the Loan Agreement and used herein without definition shall have the respective meanings assigned to such terms in the Loan Agreement.

2.           Assignment.

(a)           Subject to the terms and conditions of this Agreement and in consideration of the payment to be made by Assignee to Assignor pursuant to Paragraph 5 of this Agreement, effective as of the “Assignment Date” (as defined in Paragraph 7 below), Assignor hereby irrevocably sells, transfers and assigns to Assignee, without recourse, a $___________ Commitment, and a ____________________ percent (_____%) Commitment Percentage, and a corresponding interest in and to all of the other rights and obligations under the Loan Agreement and the other Loan Documents (the assigned interests being hereinafter referred to as the “Assigned Interests”), including Assignor’s share of all outstanding Loans with respect to the Assigned Interests and the right to receive interest and principal on and all other fees and amounts with respect to the Assigned Interests, all from and after the Assignment Date, all as if Assignee were an original Bank under and signatory to the Loan Agreement having a Commitment Percentage equal to the amount of the respective Assigned Interests.

(b)           Assignee, subject to the terms and conditions hereof, hereby assumes all obligations of Assignor with respect to the Assigned Interests from and after the Assignment Date as if Assignee were an original Bank under and signatory to the Loan Agreement, which obligations shall include, but shall not be limited to, the obligation to make Loans to the Borrower with respect to the Assigned Interests and to indemnify the Agent as provided therein (such obligations, together with all other obligations set forth in the Loan Agreement and the other Loan Documents are hereinafter collectively referred to as the “Assigned Obligations”).  Assignor shall have no further duties or obligations with respect to, and shall have no further interest in, the Assigned Obligations or the Assigned Interests.

3.           Representations and Requests of Assignor.

(a)           Assignor represents and warrants to Assignee (i) that it is legally authorized to, and has full power and authority to, enter into this Agreement and perform its obligations under this Agreement; (ii) that as of the date hereof, before giving effect to the assignment contemplated hereby the amount of Assignor’s Commitment is $____________ and the aggregate outstanding principal balance of the Loans made by it equals $____________, and (iii) that it has forwarded to the Agent the Note held by Assignor, if any.  Assignor makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness or sufficiency of any Loan Document or any other instrument or document furnished pursuant thereto or in connection with the Loan, the collectability of the Loans, the continued solvency of the Borrower or the Guarantors or the continued existence, sufficiency or value of the Collateral or any other assets of the Borrower or the Guarantors which may be realized upon for the repayment of the Loans, or the performance or observance by the Borrower or the Guarantors of any of their respective obligations under the Loan Documents to which it is a party or any other instrument or document delivered or executed pursuant thereto or in connection with the Loan; other than that it is the legal and beneficial owner of, or has the right to assign, the interests being assigned by it hereunder and that such interests are free and clear of any adverse claim.

(b)           If the applicable box is checked below, Assignor requests that the Agent obtain replacement notes for each of Assignor and Assignee as provided in the Loan Agreement.

☐  Replacement Note Requested for Assignor

☐  Replacement Note Requested for Assignee

4.           Representations of Assignee.  Assignee makes and confirms to the Agent, Assignor and the other Banks all of the representations, warranties and covenants of a Bank under Articles 14 and 18 of the Loan Agreement.  Without limiting the foregoing, Assignee (a) represents and warrants that it is legally authorized to, and has full power and authority to, enter into this Agreement and perform its obligations under this Agreement; (b) confirms that it has received copies of such documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (c) agrees that it has and will, independently and without reliance upon Assignor, any other Bank, the Agent or any Titled Agent and based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in evaluating the Loans, the Loan Documents, the creditworthiness of the Borrower and the Guarantors and the value of the Collateral and any other assets of the Borrower and the Guarantors, and taking or not taking action under the Loan Documents; (d) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers as are reasonably incidental thereto pursuant to the terms of the Loan Documents; (e) agrees that, by this Assignment, Assignee has become a party to and will perform in accordance with their terms all the obligations which by the terms of the Loan Documents are required to be performed by it as a Bank; (f) represents and warrants that Assignee is not a Person controlling, controlled by or under common control with, or which is not otherwise free from influence or control by, any of the Borrower or the Guarantors; and (g) agrees that if Assignee is not incorporated under the laws of the United States of America or any State, it has on or prior to the date hereof delivered to Borrower and Agent certification as to its exemption or non exemption from deduction or withholding of any United States federal income taxes.

5.           Payments to Assignor.  In consideration of the assignment made pursuant to Paragraph 1 of this Agreement, Assignee agrees to pay to Assignor on the Assignment Date, an amount pursuant to their separate agreement representing the aggregate principal amount outstanding of the Loans owing to Assignor under the Loan Agreement and the other Loan Documents with respect to the Assigned Interests.

6.           Payments by Assignor.  Assignor agrees to pay the Agent on the Assignment Date the registration fee required by §18.2 of the Loan Agreement.

7.           Effectiveness.

(a)           The effective date for this Agreement shall be _______________ (the “Assignment Date”).  Following the execution of this Agreement, each party hereto shall deliver its duly executed counterpart hereof to the Agent for acceptance and recording in the Register by the Agent.

(b)           Upon such acceptance and recording and from and after the Assignment Date, (i) Assignee shall be a party to the Loan Agreement and, to the extent of the Assigned Interests, have the rights and obligations of a Bank thereunder, and (ii) Assignor shall, with respect to the Assigned Interests, relinquish its rights and be released from its obligations under the Loan Agreement.

(c)           Upon such acceptance and recording and from and after the Assignment Date, the Agent shall make all payments in respect of the rights and interests assigned hereby accruing after the Assignment Date (including payments of principal, interest, fees and other amounts) to Assignee.

(d)           All outstanding LIBOR Rate Loans shall continue in effect for the remainder of their applicable Interest Periods and Assignee shall accept the currently effective interest rates on its Assigned Interest of each LIBOR Rate Loan.

8.           Notices.  Assignee specifies as its address for notices and its Lending Office for all assigned Loans, the offices set forth below:

Notice Address:

Attn:
Facsimile:
Domestic Lending Office:	Same as above

LIBOR Lending Office:	Same as above

9.           Payment Instructions.  All payments to Assignee under the Loan Agreement shall be made as provided in the Loan Agreement in accordance with the following instructions:

_____________________
_____________________
_____________________
_____________________
_____________________
_____________________

10.           GOVERNING LAW.  THIS AGREEMENT IS INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT FOR ALL PURPOSES AND TO BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MICHIGAN (WITHOUT REFERENCE TO CONFLICT OF LAWS).

11.           Counterparts.  This Agreement may be executed in any number of counterparts which shall together constitute but one and the same agreement.

12.           Amendments.  This Agreement may not be amended, modified or terminated except by an agreement in writing signed by Assignor and Assignee, and consented to by Agent.

13.           Successors.  This Agreement shall inure to the benefit of the parties hereto and their respective successors and assigns as permitted by the terms of Loan Agreement.

[signatures on following page]

IN WITNESS WHEREOF, intending to be legally bound, each of the undersigned has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, as of the date first above written.

ASSIGNEE:

By:
Title:

ASSIGNOR:

By:
Title:

RECEIPT ACKNOWLEDGED AND
ASSIGNMENT CONSENTED TO BY:

KEYBANK NATIONAL ASSOCIATION,
as Agent

By:
Title:

ASSIGNMENT APPROVED BY:

RAMCO-GERSHENSON PROPERTIES, L.P., a Delaware limited partnership

By:	Ramco-Gershenson Properties Trust,
a Maryland real estate investment trust,
its General Partner

By:
Name:
Title:

EXHIBIT C

[RESERVED]

C-1

EXHIBIT D

FORM OF REQUEST FOR LOAN

KeyBank National Association, as Agent
1200 Abernathy Road, N.E.
Suite 1550
Atlanta, Georgia  30328
Attn:  Mr. Daniel L. Silbert
Ladies and Gentlemen:

Pursuant to the provisions of §2.6 of the Bridge Loan Agreement dated as of December 29, 2010, as from time to time in effect (the “Loan Agreement”), among Ramco-Gershenson Properties, L.P. (the “Borrower”), Ramco-Gershenson Properties Trust (the “Trust”), the other guarantors a party hereto, KeyBank National Association, for itself and as Agent, and the other Banks from time to time party thereto, the undersigned Borrower and the Trust hereby request and certify as follows:

1.           Loan.  The undersigned Borrower hereby requests a Loan under §2.2 of the Loan Agreement:

Principal Amount:	$
Type (LIBOR, Base Rate):
Drawdown Date:		, 200
Interest Period:

by credit to the general account of the undersigned Borrower with the Agent at the Agent’s Head Office.

2.           Use of Proceeds.  Such Loan shall be used for purposes permitted by §7.11 of the Loan Agreement.

3.           No Default.  The undersigned chief executive officer, chief financial or chief accounting officer of the Trust and the general partner of the Borrower certifies that each of the Borrower and the Guarantors is and will be in compliance with all covenants under the Loan Documents after giving effect to the making of the Loan requested hereby.  No condemnation proceedings are pending or to the Borrower’s knowledge threatened against any Collateral Property except as disclosed in writing to the Agent.

4.           Representations True.  Each of the representations and warranties made by or on behalf of the Borrower, the Guarantors and their respective Subsidiaries contained in the Loan Agreement, in the other Loan Documents or in any document or instrument delivered pursuant to or in connection with the Loan Agreement was true as of the date as of which it was made and shall also be true at and as of the Drawdown Date for the Loan requested hereby, with the same effect as if made at and as of such Drawdown Date (except to the extent of changes resulting from transactions contemplated or permitted by the Loan Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and except to the extent that such representations and warranties relate expressly to an earlier date) and no Default or Event of Default has occurred and is continuing.

D-1

5.           Other Conditions.  All other conditions to the making of the Loan requested hereby set forth in §11 of the Loan Agreement have been satisfied.

6.           Drawdown Date.  Except to the extent, if any, specified by notice actually received by the Agent prior to the Drawdown Date specified above, the foregoing representations and warranties shall be deemed to have been made by the Borrower on and as of such Drawdown Date.

7.           Definitions.  Terms defined in the Loan Agreement are used herein with the meanings so defined.

IN WITNESS WHEREOF, we have hereunto set our hands this ___ day of _____________, 200___.

RAMCO-GERSHENSON PROPERTIES, L.P., a Delaware limited partnership

By:	Ramco-Gershenson Properties Trust, its
General Partner

By:
Title:

RAMCO-GERSHENSON PROPERTIES TRUST

By:
Title:

D-2

SCHEDULE 1

BANKS AND COMMITMENTS

	Commitment	Commitment Percentage
KeyBank National
Association
127 Public Square
8th Floor
Cleveland, Ohio 44114-1306	$30,000,000.00	100%

LIBOR Lending Office
Same as above

Total	$30,000,000.00	100%

SCHEDULE 1 - PAGE 1

SCHEDULE 6.7

LITIGATION

1.           Matters covered by insurance policies, except for applicable deductibles.

2.           Landlord/Tenant claims in the ordinary course of business.

3.           Matters disclosed in the Form 10-K filed with the SEC, including the IRS tax matter which is described therein as follows:

IRS Audit Resolution for Years 1991 to 1995

RPS Realty Trust ("RPS"), a Massachusetts business trust, was formed on September 21, 1988 to be a diversified growth-oriented REIT.  From its inception, RPS was primarily engaged in the business of owning and managing a participating mortgage loan portfolio.  From May 1, 1991 through April 30, 1996, RPS acquired ten real estate properties by receipt of deed-in-lieu of foreclosure.  Such properties were held and operated by RPS through wholly-owned subsidiaries.

In May 1996, RPS acquired, through a reverse merger, substantially all the shopping centers and retail properties as well as the management company and business operations of Ramco-Gershenson, Inc. and certain of its affiliates.  The resulting trust changed its name to Ramco-Gershenson Properties Trust and Ramco-Gershenson, Inc.’s officers assumed management responsibility for the Trust.  The trust also changed its operations from a mortgage REIT to an equity REIT and contributed certain mortgage loans and real estate properties to Atlantic Realty Trust ("Atlantic"), an independent, newly formed liquidating real estate investment trust.  The shares of Atlantic were immediately distributed to the shareholders of Ramco-Gershenson Properties Trust.

For purposes of the following discussion, the terms "Trust", "we", "our" or "us" refers to Ramco-Gershenson Properties Trust and/or its predecessors.  All numbers are represented in thousands.

On October 2, 1997, with approval from our shareholders, we changed our state of organization from Massachusetts to Maryland by merging into a newly formed Maryland real estate investment trust thereby terminating the Massachusetts trust.

We were the subject of an IRS examination of our taxable years ending December 31, 1991 through 1995.  We refer to this examination as the IRS Audit.  On December 4, 2003, we reached an agreement with the IRS with respect to the IRS Audit.  We refer to this agreement as the Closing Agreement.  Pursuant to the terms of the Closing Agreement we agreed to pay "deficiency dividends" (that is, our declaration and payment of a distribution that is permitted to relate back to the year for which the IRS determines a deficiency in order to satisfy the requirement for REIT qualification that we distribute a certain minimum amount of our "REIT taxable income" for such year) in amounts not less than $1,400 and $809 for our 1992 and 1993 taxable years, respectively.  We also consented to the assessment and collection of $770 in tax deficiencies and to the assessment and collection of interest on such tax deficiencies and on the deficiency dividends referred to above.

SCHEDULE 6.7 - PAGE 1

In connection with the incorporation and distribution of all of the shares of Atlantic in May 1996, we entered into the Tax Agreement with Atlantic under which Atlantic assumed all of our tax liabilities arising out of the IRS” then ongoing examinations (which included, but is not otherwise limited to, the IRS Audit), excluding any tax liability relating to any actions or events occurring, or any tax return position taken, after May 10, 1996, but including liabilities for additions to tax, interest, penalties and costs relating to covered taxes.  In addition, the Tax Agreement provides that, to the extent any tax which Atlantic is obligated to pay under the Tax Agreement can be avoided through the declaration of a deficiency dividend, we would make, and Atlantic would reimburse us for the amount of, such deficiency dividend.

On December 15, 2003, our Board of Trustees declared a cash "deficiency dividend" in the amount of $2,209, which was paid on January 20, 2004, to common shareholders of record on December 31, 2003.  On January 21, 2004, pursuant to the Tax Agreement, Atlantic reimbursed us $2,209 in recognition of our payment of the deficiency dividend.  Atlantic has also paid all other amounts (including the tax deficiencies and interest referred to above), on behalf of the Trust, assessed by the IRS to date.

Pursuant to the Closing Agreement, we agreed to an adjustment to our taxable income for each of our taxable years ended December 31, 1991 through 1995.  The Trust has advised the relevant taxing authorities for the state and local jurisdictions where it conducted business during those years of such adjustments and the terms of the Closing Agreement.  We believe that our exposure to state and local tax, penalties and interest will not exceed $987 as of September 30, 2010.  It is management’s belief that any liability for state and local tax, penalties, interest, and other miscellaneous expenses that may exist in relation to the IRS Audit will be covered under the Tax Agreement.

Effective June 30, 2006, Atlantic was merged into (acquired by) Kimco SI 1339, (formerly known as SI 1339, Inc.), a wholly-owned subsidiary of Kimco Realty Corporation ("Kimco"), with Kimco SI 1339, Inc. continuing as the surviving corporation.  By way of the merger, Kimco SI 1339, Inc. acquired Atlantic’s assets, subject to its liabilities (including its obligations to the Trust under the Tax Agreement).  In a press release issued on the effective date of the merger, Kimco disclosed that the shareholders of Atlantic received common shares of Kimco valued at $81,800 in exchange for their shares in Atlantic.

4.           Alleged ADA violations at the Bagel Joint at Sunshine Plaza; Access for the Disabled, Inc., Robert Cohen, and Patricia Kennedy v. Ramco-Gershenson Properties, L.P. US District Court Southern District of Florida Case No. 05-61246-CIV-LENARD.

5.           Subcontractor Claims of John Carlo, Inc. relating to work performed at River City Marketplace and related developments, Jacksonville, Florida, as set forth in John Carlo Inc. vs. J. Raymond Construction Corp., and Ramco River City, Inc., filed in the Circuit Court of the Fourth Judicial Circuit, in and for Duval County, Florida, Case No. 16-2008-CA-016393.

SCHEDULE 6.7 - PAGE 2

6.           Ramco Hartland LLC, Ramco RM Hartland SC LLC, and Ramco RM Hartland Disposition LLC ("Ramco") are the plaintiffs/counter-defendants in Case No. 08-093556-CK, pending in Oakland County Circuit Court, State of Michigan.  Landmark/Mansour Development LLC is a defendant and Hani Mansour is a defendant/counter-plaintiff in the case.  The parties had entered an agreement to develop certain property in Hartland Township together through LLCs they agreed to form.  Defendants made demand for a capital account in one of the LLCs and refused to execute the proposed operating agreements unless they were given a capital account.  Ramco has asserted that the Defendants were not entitled to a capital account under the terms of their agreements.  When Defendants failed to execute the operating agreements, Ramco sued them in August 2008 on theories of breach of contract, promissory estoppel and declaratory judgment.  Hani Mansour brought a counterclaim against Ramco for breach of contract, declaratory judgment, and fraud/misrepresentation, demanding $1 million plus other unspecified damages.  Each party moved for summary disposition; the court granted all motions, and all sides have now appealed.

SCHEDULE 6.7 - PAGE 3

SCHEDULE 6.15

AFFILIATE TRANSACTIONS

1996 Share Option Plan of Ramco-Gershenson Properties Trust

Non-Qualified Stock Option Agreements dated May 10, 1996, September 16, 1998 and March 8, 2000, along with related Election and Option Deferral Agreements and Notices of Option Exercises between Ramco-Gershenson Properties Trust (the “Trust”) and each of the following:

Dennis Gershenson
Michael A. Ward

Non-Qualified Stock Option Agreements dated June 10, 1997, June 10, 1998, June 9, 1999, and June 7, 2000, June 13, 2001, June 6, 2002, June 12, 2003, June 10, 2004, June 7, 2005, June 14, 2006 and June 5, 2007 between Trust and the Board of Trustees

Noncompetition Agreements dated May 10, 1996, between the Trust and Dennis Gershenson

Registration Rights Agreements dated May 10, 1996, among Trust and the Ramco Principals

Tax Agreement dated May 10, 1996, between Atlantic and RPS

Exchange Rights Agreement dated May 10, 1996, between Operating Partnership and the Ramco Principals

Assignment, Assumption and Indemnification Agreement relating to Atlantic dated May 10, 1996, between RPS and Atlantic

The 1997 Non-employee Trustee Stock Option Plan

 Management Services and Reimbursement Agreement dated May 10, 1996 between Ramco-Gershenson, Inc. and Ramco-Gershenson Properties, L.P.

Amended and Restated Agreement of Limited Partnership of Ramco-Gershenson Properties, L.P. (Operating Partnership”) as amended which lists the following persons as holding a partnership interest directly or by entities controlled by them:

Dennis Gershenson
Michael A. Ward

The following officers or trustees of Ramco-Gershenson Properties Trust are general partners, limited partners, or shareholders or members in various entities which are provided management and/or accounting services by Ramco-Gershenson, Inc.

Joel Pashcow

Ramco-Gershenson Properties Trust purchased “Directors and Officers” liability insurance from Aon Risk Services, Inc. of New York, an insurance brokerage firm (“Aon”).  In connection with such insurance purchase, Aon received brokerage commission.  Mr. Robert A. Meister, who is a member of the Trust’s Board of Trustees, is Vice Chairman of Aon Risk Services & Co., an affiliate of Aon.  In addition, Mr. Alan Mann, who is Senior Vice President of Aon, is the son-in-law of Mr. Arthur H. Goldberg, who is also a member of the Trust’s Board of Trustees.

SCHEDULE 6.15 - PAGE 1

Joel Pashcow, trustee, has an interest in Ramco/Shenandoah LLC, a joint venture of Ramco-Gershenson Properties, L.P.

2003 Long-Term Incentive Plan of Ramco-Gershenson Properties Trust

2003 Non-Employee Trustee Stock Option Plan of Ramco-Gershenson Properties Trust

Non-Qualified Stock Option Agreements dated March 3, 2004 between Trust and each of the following:  Dennis Gershenson

Non-Qualified Stock Option Agreements dated April 1, 2005 between Trust and each of the following:  Dennis Gershenson

Non-Qualified Stock Option Agreements dated February 28, 2006 between Trust and each of the following:  Dennis Gershenson

 Non-Qualified Stock Option Agreements dated March 8, 2007 between Trust and each of the following:  Dennis Gershenson

2008 Restricted Share Plan for non-employee Trustees

Restricted Stock Award Agreement under 2003 Long-Term Incentive Plan dated March 8, 2007, March 3, 2008, April 4, 2008 and March 4, 2009 and related agreements between Trust and Dennis Gershenson

Restricted Stock Award Agreement under 2008 Restricted Share Plan for non employees dated June 30, 2008 and June 30, 2009 and related agreements between Trust and each of the non employee Trustees

Change in Control Policy dated July 10, 2007 between Trust and Officers of the Trust, as amended on March 1, 2010

Employment Agreement dated August 1, 2007 between Trust and Dennis Gershenson

2009 Omnibus Long-Term Incentive Plan

Employment Agreement dated February 16, 2010 between Trust and Gregory R. Andrews

Non-Qualified Stock Option Agreement dated February 16, 2010 between Trust and Gregory R. Andrews

Restricted Stock Award Agreements made in 2010 to the non-employee Trustees of the Trust under the 2008 Restricted Share Plan for non-employee Trustees

SCHEDULE 6.15 - PAGE 2

SCHEDULE 6.18

ENVIRONMENTAL MATTERS

None.

SCHEDULE 6.18 - PAGE 1

SCHEDULE 6.20

MANAGEMENT AGREEMENTS

1.           Management Agreement for the Collateral Property between Ramco-Gershenson Properties, L.P. and Ramco-Gershenson, Inc.

2.           Shopping Center Leasing Agreement for West Allis Town Centre dated April 22, 2010 between Ramco-Gershenson, Inc. and Mid-America Real Estate.

SCHEDULE 6.20 - PAGE 1

SCHEDULE 6.23

MATERIAL PROPERTY AGREEMENTS

1.           Development Agreement for West Allis Town Centre dated May 7, 2009 between Ramco-Gershenson Properties, L.P. and the City of West Allis.

SCHEDULE 6.23 - PAGE 1